                                                                [EXECUTION COPY]

                                                                   EXHIBIT 10.35

================================================================================


                            PARTICIPATION AGREEMENT

                                     among

                              S.D. WARREN COMPANY
                                   Lessee,

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                              Owner Participant,

                                      and

              STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT,
                             NATIONAL ASSOCIATION

                                as Owner Trustee



                           Dated as of July 29, 1997


                          --------------------------


                               #3 Paper Machine


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

                               TABLE OF CONTENTS
                                                              Page
                                                              ----
ARTICLE I
                           Definitions.........................  2

ARTICLE II

                  Investment in Lessor's Cost.................   2
    SECTION 2.01.   Agreement to Invest.......................   2
    SECTION 2.02.   Payments on the Closing Date..............   2
    SECTION 2.03.   Time and Place of Closing; Notice of
              Closing Date....................................   2
    SECTION 2.04.   Interest Payments to Owner Participant....   3

ARTICLE III

              Transactions to Occur on Closing Date...........   3
    SECTION 3.01.   Transactions To Occur on Closing Date.....   3

ARTICLE IV

                      Conditions Precedent....................   4
    SECTION 4.01.   Conditions Precedent to Obligations of
              Owner Participant and Owner Trustee.............   4
    SECTION 4.02.   Conditions Precedent to Obligations of
              Lessee..........................................   9

ARTICLE V

              Representations and Warranties..................  11
    SECTION 5.01.   Representations and Warranties of
              Lessee..........................................  11
    SECTION 5.02.   Representations and Warranties of Owner
              Participant.....................................  18
    SECTION 5.03.   Representations and Warranties of Trust
              Company.........................................  19

ARTICLE VI

                           Covenants..........................  21
    SECTION 6.01.   Covenants of Lessee.......................  21
    SECTION 6.02.   Covenants of Owner Participant............  30
    SECTION 6.03.   Covenants of Owner Trustee................  31

ARTICLE VII

                       General Indemnity......................  32
    SECTION 7.01.   General Indemnity.........................  32
    SECTION 7.02.   Payments and Survival.....................  38

ARTICLE VIII

                                                               Page
                                                               ----

                     General Tax Indemnity....................  38
    SECTION 8.01.   Indemnity.................................  38
    SECTION 8.02.   Exclusions from General Tax Indemnity.....  39
    SECTION 8.03.   Calculation of General Tax Indemnity
              Payments........................................  40
    SECTION 8.04.   General Tax Indemnity -- Contests.........  41
    SECTION 8.05.   General Tax Indemnity -- Reports..........  42
    SECTION 8.06.   General Tax Indemnity -- Payment..........  43

ARTICLE IX

                            Expenses..........................  44
    SECTION 9.01.   Transaction Expenses......................  44
    SECTION 9.02. Post-Closing Expenses.......................  44
    SECTION 9.03. Lessee's Obligation.........................  45

ARTICLE X

   Transfers of Owner Participant's Interests; Leverage Option  46
    SECTION 10.01. Transfers of Owner Participant's
              Interests.......................................  46
    SECTION 10.02. Leverage Option............................  48

ARTICLE XI

                        Miscellaneous.........................  49
    SECTION 11.01. Notices....................................  49
    SECTION 11.02. GOVERNING LAW..............................  49
    SECTION 11.03. Amendment..................................  49
    SECTION 11.04. Successors and Assigns.....................  50
    SECTION 11.05. Headings...................................  50
    SECTION 11.06. Counterparts...............................  50
    SECTION 11.07. Severability...............................  50
    SECTION 11.08. Survival of Agreements.....................  50
    SECTION 11.09. Liabilities of Owner Trustee...............  50
    SECTION 11.10.  No Guarantees.............................  51
    SECTION 11.11.  Successor Owner Trustee...................  51
    SECTION 11.12.  Jurisdictional and Related Matters........  51

SCHEDULES AND EXHIBITS

Appendix A    Definitions

Schedule 1    Addresses for Notices and Payments
Schedule 1A   Wire Instructions for Payment of Purchase Price
Schedule 2    Pricing Assumptions
Schedule 3    Recordations and Filings
Schedule 3A   Existing Recordations and Filings
Schedule 4    Environmental Disclosure Matters

                                                                Page
                                                                ----

Exhibit A     Form of Letter of Credit

                  PARTICIPATION AGREEMENT dated as of July 29, 1997, by and
               among S.D. WARREN COMPANY, a Pennsylvania corporation, GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, and STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as otherwise expressly provided herein, but solely in its capacity as Owner Trustee.


        WHEREAS the Owner Participant and the Trust Company have entered into the Trust Agreement for the purpose of creating the Trust and entering into the transactions contemplated by this Agreement;

        WHEREAS the Lessee desires to sell the Equipment to the Owner Trustee on the Closing Date by delivering the Bill of Sale and the Conveyance Instrument against receipt of the Purchase Price therefor;

        WHEREAS the Owner Participant desires to cause the Owner Trustee to purchase the Equipment from the Lessee on the Closing Date by paying the Purchase Price therefor and accepting delivery of the Bill of Sale and the Conveyance Instrument;

        WHEREAS the Owner Trustee desires to lease the Equipment Site from the Lessee, and to be granted certain easements and other rights by the Lessee, by entering into the Ground Lease;

        WHEREAS the Lessee desires to lease the Equipment Site to the Owner Trustee, and to grant certain easements and other rights to the Owner Trustee, by entering into the Ground Lease;

        WHEREAS the Owner Participant desires to cause the Owner Trustee to lease the Equipment and sublease the Equipment Site to the Lessee by entering into the Lease; and

        WHEREAS the Lessee desires to lease the Equipment and sublease the Equipment Site from the Owner Trustee by entering into the Lease.

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

        For purposes of this Agreement, capitalized terms used herein and not defined herein have the meanings assigned to them in Appendix A (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Any term defined by reference to an agreement, instrument or other document has the meaning so assigned to it whether or not such document is in effect. Unless otherwise indicated, references in this Agreement to sections, paragraphs, clauses, appendices, schedules and exhibits are to be the same contained in or attached to this Agreement.


                                  ARTICLE II

                          Investment in Lessor's Cost
                          ---------------------------

        SECTION 2.01.  Agreement to Invest.  Upon the terms and subject to the
                       -------------------
conditions set forth in Section 4.01 and in reliance on the representations and warranties hereinafter set forth, the Owner Participant shall make an equity investment on the Closing Date in an amount equal to the Purchase Price; provided, however, that such investment shall not exceed $150,400,000.
--------  -------

        SECTION 2.02.  Payments on the Closing Date.  Upon the terms and subject
                       ----------------------------
to the conditions of this Agreement, on the Closing Date the Owner Participant shall make available to the Owner Trustee the amount required to be made available by it pursuant to Section 2.01 through wire transfer in immediately available funds to the account of the Owner Trustee specified in Schedule 1 hereto.

        SECTION 2.03.  Time and Place of Closing; Notice of Closing Date.
                       -------------------------------------------------
Subject to the conditions of this Agreement, the Closing Date shall be selected by the Lessee, subject to compliance with the further provisions of this Section
2.03 and provided that the Closing Date shall not be a date later than July 29,
         --------
1997. The closing on the Closing Date shall take place beginning at 10:00 a.m., New York City time, at the offices of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York. At least one Business Day prior to the Closing Date, the Lessee shall deliver to the Owner Participant and the Owner Trustee notice of the Closing Date, the Purchase Price to be paid on the Closing Date, as supported by the Appraisal delivered with respect to the Equipment, and the amount to be made available pursuant to Section 2.01 by the Owner Participant on the Closing Date.

        SECTION 2.04.  Interest Payments to Owner Participant.  (a)  If for any
                       --------------------------------------
reason the transactions contemplated hereby are not consummated on the Closing Date proposed by the Lessee, then the Lessee shall reimburse the Owner Participant for the loss of the use of any funds that it made available to the Owner Trustee, after receipt of the notice contemplated by Section 2.03, occasioned by the transactions contemplated hereby not being consummated on the Closing Date proposed by the Lessee, by paying to the Owner Participant upon demand interest at a rate per annum equal to the Prime Rate on the amount of such funds for the period from and including the proposed Closing Date to but excluding the earlier of the Business Day on which such funds shall be returned to the Owner Participant (or, if returned after noon, New York City time, on such Business Day, then to but excluding the next succeeding Business Day after such funds are so returned to the Owner Participant) and the date on which the transactions contemplated for the proposed Closing Date occur less the amount of any investment earnings returned to the Owner Participant pursuant to the next sentence. In the event the transactions contemplated for the proposed Closing Date do not occur on the proposed Closing Date, the funds made available to the Owner Trustee (plus any investment earnings thereon) shall be returned to the Owner Participant on the next succeeding Business Day. The Owner Trustee shall hold such funds in trust, not as part of the Trust Estate under the Trust Agreement, but solely for the benefit of the Owner Participant.

        (b) In the event that funds have been made available to the Owner Trustee under the circumstances described in Section 2.04(a), the Owner Trustee shall cause such funds to be invested until they are applied as therein provided in Permitted Investments at the direction of the Lessee, if such Permitted Investments are reasonably available for purchase at the time. Earnings on such investments shall be for the account of the Owner Participant. Neither the Owner Trustee nor the Owner Participant shall be liable for any losses resulting from the investment of any amounts in accordance with this Section 2.04(b). The Lessee shall be liable for any and all such losses and shall pay to the Owner Trustee upon demand the amount of any such losses certified to the Lessee.


                                  ARTICLE III

                     Transactions to Occur on Closing Date
                     -------------------------------------

        SECTION 3.01.  Transactions To Occur on Closing Date.  On the Closing
                       -------------------------------------
Date, subject to the conditions set forth in Article IV:

        (a) the Owner Participant shall make the equity investment to be made by it on the Closing Date and authorize and direct the Owner Trustee to take the actions specified in clauses (b)(ii) and
(c) below;

        (b) (i) the Lessee by executing and delivering the Bill of Sale and the Conveyance Instrument, shall assign, set over, sell and deliver to the Owner Trustee all its right, title and interest in and to the Equipment, and (ii) the Owner Trustee, with the proceeds of the equity investment made by the Owner Participant on the Closing Date, shall purchase all right, title and interest of the Lessee in and to the Equipment by transferring an amount equal to the Purchase Price therefor to such accounts and in such amounts as may be set forth in Schedule 1A hereto and accepting delivery of the Bill of Sale and the Conveyance Instrument (it being agreed that the delivery of the Bill of Sale and the Conveyance Instrument shall constitute delivery of the Equipment and that the Owner Trustee hereby appoints the Lessee as its agent for the purpose of accepting physical delivery of the Equipment from the Lessee on the Owner Trustee's behalf and the Lessee hereby accepts such appointment);

        (c) the Lessee and the Owner Trustee shall execute and deliver the Ground Lease and the Lease; and

        (d) the Lessee and the Owner Participant shall execute and deliver the Tax Indemnity Agreement.


                                  ARTICLE IV

                             Conditions Precedent
                             --------------------

        SECTION 4.01.  Conditions Precedent to Obligations of Owner Participant
                       --------------------------------------------------------
and Owner Trustee.  The obligation of the Owner Participant to participate in
-----------------
the Overall Transaction on the Closing Date (including to direct the Owner Trustee's participation therein, it being understood that the Owner Trustee's obligation to so participate is conditioned upon such direction) shall be subject to the fulfillment to the satisfaction of, or waiver by, the Owner Participant on or prior to the Closing Date of the following conditions precedent (except that the obligation of the Owner Participant shall not be subject to its own performance or compliance):

        (a) Notice.  The Owner Participant and the Owner Trustee shall have
            ------
     received the notice required by Section 2.03.

        (b) Receipt of Lessee.  The Lessee shall have duly executed and
            -----------------
     delivered to the Owner Trustee an instrument acknowledging receipt of the amount paid by or on behalf of the Owner Trustee on the Closing Date.

        (c) No Violation of Law.  The participation by the Owner Participant or
            -------------------
     any other party hereto in any of the transactions contemplated by the Basic Agreements shall not violate any Applicable Law or subject the Owner Participant or any other party hereto to any material penalty or liability or unduly burdensome condition under or pursuant to any Applicable Laws.

        (d) Governmental Action; Consents and Approvals.  All Governmental
            -------------------------------------------
     Action, and all consents, waivers and approvals by or from any trustee or holder of any indebtedness or obligation of the Lessee, required in connection with the transactions contemplated by the Basic Agreements, shall have been obtained.

        (e) Authorizations; Execution and Delivery of Documents.  The following
            ---------------------------------------------------
     documents shall have been duly authorized, executed and delivered by the respective parties thereto, shall be in full force and effect on the Closing Date without any event or condition having occurred or existing that constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate any thereof, and an executed counterpart of each thereof shall have been delivered to the Owner
     Participant:

                  (i)  this Agreement;

                 (ii)  the Trust Agreement;

                (iii)  the Lease;

                 (iv)  the Tax Indemnity Agreement;

                  (v)  the Bill of Sale and the Conveyance Instrument;

                 (vi)  the Ground Lease;

                (vii)  the Consent and Recognition Agreement;

               (viii)  the Release and Non-Disturbance Agreement; and

                 (ix)  the Letter of Credit.

        (f) Title.  On the Closing Date, there shall be vested in the Owner
            -----
     Trustee (i) good and marketable title to the Equipment, free and clear of all Liens except for Liens described in clause (i) of the definition of "Permitted Liens" and (ii) a valid leasehold interest in the Equipment

     Site pursuant to the Ground Lease free and clear of all Liens.

        (g) Filings and Recordings.  All filings and recordings necessary or
            ----------------------
     advisable in the opinion of the Owner Participant to establish and perfect the right, title and interest of the Owner Trustee in and to the Equipment purported to be created by the Basic Agreements and the right, title and interest of the Owner Trustee under the Ground Lease shall have been duly authorized, executed and delivered by an authorized officer of the Lessee and otherwise prepared in appropriate form and substance for filing and recording with the appropriate authorities, including, without limitation, the recordings and filings specified in Schedule 3 hereto.

        (h) Insurance.  Insurance complying with the provisions of Article X of
            ---------
     the Lease shall be in full force and effect and the Owner Participant shall have received certificates of insurance signed in each case by the insurer or an agent of the insurer, together with a report of Aon Risk Services Inc. of Illinois that such insurance complies with the requirements of
     Article X of the Lease.

        (i) Resolutions, Certificates, etc.  The Owner Participant shall have
            ------------------------------
     received:

                  (i) copies of the certificate of incorporation and by-laws of the Lessee and of resolutions of the Board of Directors of the Lessee authorizing the transactions contemplated hereby and by the other Basic Agreements to which it is a party, in each case certified as of the Closing Date by the Secretary or an Assistant Secretary of the Lessee, together with a certificate as to incumbency and signatures of the officer or officers of the Lessee authorized to execute and deliver such documents on its behalf; and

                 (ii) a copy of resolutions of the Board of Directors of the Owner Trustee, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Owner Trustee, authorizing the execution, delivery and performance by the Owner Trustee of each Basic Agreement to which it is a party, together with a certificate as to the incumbency and signature of the officer or officers of the Owner Trustee authorized to execute and deliver such documents on its behalf.

        (j) Additional Officer's Certificates.  The Owner Participant shall have
            ---------------------------------
     received:

                  (i) an Officer's Certificate of the Lessee, dated the Closing Date, stating that (A) the representations and warranties of the Lessee contained in Section 5.01 are true and correct on and as of such date as though made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which event such representations and warranties shall have been true and correct on and as of such date), (B) no Default, Event of Default, Event of Loss or event or condition which, with notice or lapse of time or both, would become an Event of Loss has occurred and is continuing or would result from the consummation on the Closing Date of any transaction contemplated by any of the Basic Agreements, and (C) each Basic Agreement to which it is a party remains in full force and effect with respect to it; and

                 (ii) an Officer's Certificate of the Owner Trustee, dated the Closing Date, stating that (A) the representations and warranties of the Owner Trustee contained in Section 5.03 are true and correct on and as of such date as though made on and as of such date except to the extent that each representations and warranties expressly relate solely to an earlier date (in which event such representations and warranties shall have been true and correct on and as of such date) and (B) each Basic Agreement to which it is a party remains in full force and effect with respect to it.

        (k) Performance.  Each other party to this Agreement shall have
            -----------
     performed and complied with all material agreements and conditions contained herein and in any other Basic Agreement to which it is a party required to be performed or complied with by it on or prior to the Closing Date.

        (l) Opinions of Counsel.  The Owner Participant and the Owner Trustee
            -------------------
     shall have received opinions, dated the Closing Date, in form and substance satisfactory to the Owner Participant, from the counsels listed below:

                  (i) Jennifer L. Miller, General Counsel of the Lessee;

                 (ii) Ropes & Gray, special counsel to the Lessee; and

                (iii) Pierce Atwood, special Maine and environmental counsel to the Lessee.

        (m) Opinion of Counsel for Owner Trustee.  The Owner Participant shall
            ------------------------------------
     have received an opinion, dated the Closing Date, from Bingham Dana & Gould LLP, counsel for the Owner Trustee, in form and substance satisfactory to the Owner Participant.

        (n) Opinion as to Tax Matters.  The Owner Participant shall have
            -------------------------
     received an opinion, dated the Closing Date, from Dewey Ballantine, special tax counsel for the Owner Participant, in form and substance satisfactory to the Owner Participant, as to such tax matters related to the Overall Transaction (including availability of like-kind exchange treatment) as the Owner Participant may request.

        (o) Payment of Taxes, etc.  All taxes, fees and other charges payable in
            ---------------------
     connection with the execution, delivery, recordation and filing of all documents and instruments referred to in this Agreement, and all sales and transfer taxes payable in connection with the sale of the Equipment hereunder, shall have been paid in full.

        (p) Appraisal.  The Owner Participant shall have received from the
            ---------
     Appraiser an Appraisal with respect to the Equipment, dated the Closing Date and in form and substance satisfactory to the Owner Participant.

        (q) Representations and Warranties.  The representations and warranties
            ------------------------------
     of the Lessee and the Owner Trustee contained in the Basic Agreements shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which event such representations and warranties shall have been true and correct on and as of such date).

        (r) Lien Search Records and Releases.  The Owner Participant shall have
            --------------------------------
     received (i) the results of searches of the Uniform Commercial Code financing statements filed with respect to the Lessee in the jurisdiction where the Equipment is located and where the chief executive office of the Lessee is located and a title search with respect to the Equipment Site and
     (ii) evidence reasonably satisfactory to the Owner Participant that any and all Liens on the Equipment have been released or terminated.

        (s) No Material Adverse Change.  Since April 2, 1997, there shall not
            --------------------------
     have been any material adverse change in the financial condition, business, results of operations or properties of the Lessee or in the ability of the Lessee to perform its obligations under the Basic Agreements.

        (t)  Letter of Credit.  The Lessee shall have   delivered to the Owner
             ----------------
     Trustee the Letter of Credit pursuant to Section 6.01(h).

        (u) Engineering Report.  The Owner Participant shall have received from
            ------------------
     Sandwell an engineering report with respect to the Equipment, dated the Closing Date and in form and substance satisfactory to the Owner Participant.

        (v) Jaakko Poyry Report.  The Owner Participant shall have received from
            -------------------
     Jaakko Poyry a report, dated the Closing Date and in form and substance satisfactory to the Owner Participant.

        (w) Environmental Report.  The Owner Participant and the Owner Trustee
            --------------------
     shall have received from Geomatrix an environmental report, dated the Closing Date and in form and substance satisfactory to the Owner Participant.

        (x) Satisfaction of Obligations.  The Owner Participant shall have
            ---------------------------
     received evidence, in form and substance satisfactory to it, that the Lessee shall have used a portion of the Purchase Price to prepay an amount of the Term Loan equal to the greater of (A) $100,000,000 and (B) two-thirds of the Purchase Price.

        SECTION 4.02.    Conditions Precedent to Obligations of Lessee.  The
                         ---------------------------------------------
obligations of the Lessee on the Closing Date to sell and to lease back the Equipment and to carry out its other obligations under the Basic Agreements on the Closing Date (except the obligations that are expressly made to survive under the Basic Agreements if the closing shall not occur) shall be subject to the fulfillment to the satisfaction of, or waiver by, the Lessee on or prior to the Closing Date of the following conditions precedent (except that the obligations of the Lessee shall not be subject to its own performance or compliance):

        (a) Basic Agreements; Closing Documents and Opinions.  The Lessee shall
            ------------------------------------------------
     have received:

                  (i) an executed counterpart of each of this Agreement, the Trust Agreement, the Lease, the Tax Indemnity Agreement and the Ground Lease;

                 (ii) copies of the certificates of insurance and the report referred to in Section 4.01(h);

                (iii) original copies of the certificates of the Owner Trustee referred to in Sections 4.01(i)(ii) and 4.01(j)(ii);

                  (iv) an original copy of the opinion referred to in Section 4.01(m); and

                   (v) a copy of the Appraisal referred to in Section 4.01(p).

     The opinion referred to in clause (iv) above shall be addressed to the Lessee and shall be in form and substance satisfactory to the Lessee.

        (b) Due Authorization, Execution and Delivery.  All of the documents
            -----------------------------------------
     described in Section 4.01(e) shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect on the Closing Date.

        (c) Payment of Purchase Price.  The Owner Trustee shall have paid to the
            -------------------------
     Lessee in accordance with Section 3.01(b) an amount in immediately available funds equal to the Purchase Price for the Equipment.

        (d) No Violation of Law.  The participation by the Lessee in any of the
            -------------------
     transactions contemplated by the Basic Agreements shall not violate any Applicable Law or subject the Lessee to any material penalty or unduly burdensome condition pursuant to any Applicable Laws.

        (e) Governmental Action; Consents and Approvals.  All Governmental
            -------------------------------------------
     Action, and all consents, waivers and approvals by or from any trustee or holder of any indebtedness or obligation of the Lessee required in connection with the consummation by the Lessee of the transactions contemplated by the Basic Agreements (including releases of Liens on the Equipment), shall have been obtained.

        (f) Opinion of Counsel for the Owner Participant.  The Lessee shall have
            --------------------------------------------
     received an opinion, dated the Closing Date from counsel to the Owner Participant, in form and substance satisfactory to the Lessee.

        (g) Incumbency Certificate.  The Lessee shall have received a
            ----------------------
     certificate as to the incumbency and signature of the officer or officers of the Owner Participant authorized to execute and deliver on its behalf each Basic Agreement to which it is a party.

        (h) Officer's Certificate.  The Lessee shall have received an Officer's
            ---------------------
     Certificate of the Owner Participant, dated the Closing Date, stating that
     (A) the representations and warranties of the Owner Participant contained in Section 5.02 are true and correct on and as of such date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and correct on and as of such date) and (B) each Basic Agreement to which it is a party remains in full force and effect with respect to it.

        (i) Representations and Warranties.  The representations and warranties
            ------------------------------
     of the Owner Trustee and the Owner Participant contained in the Basic Agreements shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which event such representations and warranties shall have been true and correct on and as of such date).

        (j) Filings and Recordings.  All filings and recordings necessary or
            ----------------------
     advisable in the opinion of the Lessee to protect the right, title and interest of the Lessee under the Lease shall have been duly authorized, executed and delivered by an authorized officer of the Owner Trustee and otherwise prepared in appropriate form and substance for filing and recording with the appropriate authorities.



                                   ARTICLE V

                        Representations and Warranties
                        ------------------------------

        SECTION 5.01.    Representations and Warranties of Lessee.  The Lessee
                         ----------------------------------------
represents and warrants to each of the other parties hereto as follows:

        (a) Corporate Organization and Existence.  The Lessee is a corporation
            ------------------------------------
     duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business in and in good standing in the State of Maine and the Commonwealth of Massachusetts. It has the corporate power and authority to own and operate its properties, to carry on its business as presently conducted, and to enter into and perform its obligations under the Basic Agreements to which it is a party.

        (b) No Consent Required.  No order, license, consent, permit,
            -------------------
     authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any Government Authority, and no filing, recording, publication or registration in any public office or any other place, is required or necessary on its behalf to authorize the execution, delivery and performance by it of, the Basic Agreements to which it is a party, or for the legality, validity, binding effect or enforceability thereof against it. No consent, authorization or approval of, or notice to, or other action in respect of, any holder of indebtedness of the Lessee or any trustee or agent thereof or under any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which any of its property or assets may be bound, is required or necessary on the Lessee's behalf to authorize the execution, delivery and performance by it of the Basic Agreements to which it is a party or for the legality, validity, binding effect or enforceability thereof against it, except for the release of certain Liens on the Equipment which as of the Closing Date will have been obtained and will be in full force and effect and instruments evidencing such release will have been delivered to the Owner Participant.

        (c) No Conflicts, etc.  The execution and delivery of this Agreement and
            -----------------
     the other Basic Agreements to which the Lessee is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, do not and will not contravene any Applicable Laws, or conflict with or result in any breach of, or constitute a default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its property or assets may be bound or will result in the imposition of any Lien upon any of its properties.

        (d) Due Authorization; Enforceability.  The execution and delivery by
            ---------------------------------
     the Lessee of the Basic Agreements to which it is a party, and the performance thereof and of the transactions contemplated thereby, have been duly authorized by all necessary corporate action. Each of such Basic Agreements at the time of delivery thereof will have been duly executed and delivered by it and will constitute its legal, valid and binding obligation enforceable in accordance with its terms.

        (e) Securities Act.  Neither the Lessee nor any Person acting on its
            --------------
     behalf has directly or indirectly offered or sold the equity investment in the Equipment, the Trust Estate or any similar securities to, or has otherwise approached or negotiated with any Person with respect thereto, so as to bring any of the transactions contemplated hereby within Section 5 of the Securities Act of 1933.

        (f) Litigation.  Except as disclosed in the financial statements of the
            ----------
     Lessee described in Section 5.01(g) below, there are no pending or, to the knowledge of the Lessee, threatened investigations, suits or proceedings against it or affecting it or its properties that, individually or in the aggregate, are likely materially and adversely to affect the consummation of the transactions contemplated by the Basic Agreements to which it is a party or the performance of its obligations thereunder or its financial condition, business, results of operations or properties.

        (g) Financial Statements; Disclosure; No Material Adverse Change.  (i)
            ------------------------------------------------------------
     The Lessee has furnished to the Owner Participant copies of the Lessee's audited consolidated financial statements as at and for the fiscal year ended October 2, 1996, and unaudited consolidated financial statements as at and for the fiscal quarter ended April 2, 1997. Such financial statements are complete and correct in all material respects and present fairly in all material respects the consolidated financial position of the Lessee and its subsidiaries as of the dates thereof and the consolidated results of operations and changes in financial position of the Lessee and its subsidiaries for the periods covered thereby (subject, in the case of such unaudited financial statements, to year-end audit adjustments), all in conformity with generally accepted accounting principles consistently applied (except as stated therein or in the notes thereto).

            (ii) None of the financial statements described in clause (i) of this Section 5.01(g), the Lessee's Annual Report on Form 10-K for the year ended October 2, 1996 and the Lessee's Quarterly Report on Form 10-Q for the quarter ended April 2, 1997 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading as at the respective dates thereof. Since April 2, 1997, nothing has occurred which is likely materially and adversely to affect the ability of the Lessee to carry on its business and operations and, since such date, there has been no material adverse change in the financial condition, business, results of operations or properties of the Lessee or the ability of the Lessee to perform its obligations under the Basic Agreements which was not disclosed in writing to the Owner Participant prior to the Closing Date.

        (h) Title.  On the Closing Date, the Owner Trustee will have received
            -----
     from the Lessee (i) good and marketable title to the Equipment, free and clear of all Liens except Liens described in clauses (i), (iii)(A) and
     (iv)(A) of the definition of Permitted Liens, and (ii) a valid leasehold interest in the Equipment Site pursuant to the Ground Lease free and clear of all Liens except Liens described in clauses (i), (iii)(A) and (iv)(A) of the definition of Permitted Liens. The description of the Equipment set forth in Annex A to the Lease shall be, on the Closing Date, a true, correct and complete description of the Equipment in all material respects. The description of the Equipment Site set forth in Schedule 1 to the Ground Lease will be true, correct and complete in all material respects. On the Closing Date, (i) the filings and recordings listed on Schedule 3 hereto are all the filings and recordings necessary to establish or perfect the Owner Trustee's right, title and interest in and to the Equipment and the Equipment Site or under the Lease or the Ground Lease, each of which filings will be made in accordance with Section 6.01(l) hereof and will be in full force and effect as of the date of such filings and recordings,
     (ii) no other action, including any action to comply with any fraudulent conveyance statute, will be required to protect the title and interest of the Owner Trustee in and to the Equipment and the Equipment Site or under the Lease or the Ground Lease against the claims of any Person whomsoever, and (iii) the filings and recordings listed on Schedule 3A hereto are the only filings and recordings of financing statements, fixture filings, mortgages, security agreements, memoranda of lease and other like filings and recordings that relate (in whole or in part) to the Equipment or the warranties and claims against dealers, manufacturers, contractors or subcontractors relating to the Equipment.

        (i) Investment Company Act.  The Lessee is not an "investment company"
            ----------------------
     within the meaning of the Investment Company Act of 1940, as amended.

        (j) Chief Executive Office.  The chief executive office and chief place
            ----------------------
     of business of the Lessee is, and has been during the four months preceding the Closing Date, located at 225 Franklin Street, Boston, Massachusetts 02110.
        (k) ERISA.  Assuming that the Owner Participant is not acquiring its
            -----
     interest in the Trust with the "plan assets" (within the meaning of ERISA and the regulations thereunder) of any Employee Benefit Plan or with the assets of any Plan, the execution and delivery by the Lessee of this Agreement and the other Basic Agreements to which the Lessee is or is to become a party and consummation of the transactions contemplated hereby and thereby will not involve any "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975 of the Code.

        (l) No Default, etc.  No condition exists that constitutes, or with the
            ---------------
     giving of notice or lapse of time or both would constitute, an Event of Default or an event of default by the Lessee under any indenture, mortgage, loan agreement or other material agreement, material lease or material instrument to which the Lessee is a party or by which it or any of its properties may be bound.

        (m) Margin Regulation.  None of the proceeds from the participation by
            -----------------
     the Owner Participant have been or will be used directly or indirectly for any purposes in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        (n) Taxes.  The Lessee has filed or caused to be filed all Federal,
            -----
     state and local tax returns that are required to be filed by it, which if not so filed would cause a material adverse effect on the financial condition, business, results of operations or properties of the Lessee or on the Lessee's ability to perform its obligations under the Basic Agreements to which it is or is to be a party or on the Owner Trustee's title to or rights or interests in the Equipment, and the Lessee has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it to the extent that such taxes have become due and payable, except for taxes and assessments currently being contested in good faith by appropriate proceedings and with respect to which the Lessee has established reserves to the extent required by generally accepted accounting principles.

        (o) No Broker.  The Lessee has not, directly or indirectly, used the
            ---------
     services of any broker, agent or finder in regard to any of the transactions contemplated hereby other than UBS Lease Finance LLC.

        (p) Transaction Costs.  All taxes, recording and filing fees due on
            -----------------
     prior to the Closing Date in connection with the transactions consummated on such date pursuant hereto will, as of the Closing Date, have been paid.

        (q) Status of Equipment.  On the Closing Date, (i) the Equipment will be
            -------------------
     in good working order and in the condition assumed by the Appraisal, (ii) the Equipment will be located at the Equipment Site and (iii) no Event of Loss or event or condition which, with notice or lapse of time or both, would become an Event of Loss will have occurred and be continuing.

        (r) Not Subject to Regulation.  Neither the Owner Trustee nor the Owner
            -------------------------
     Participant will become, by reason of its execution, delivery and performance of the Basic Agreements to which it is a party or the consummation of the transactions contemplated thereby, subject to regulation by any Governmental Authority.

     (s)  Environmental Matters.  To the best of the Lessee's knowledge, after
          ---------------------
diligent inquiry as of the Closing Date, except as disclosed in Schedule 4 hereto:

          (i) The Equipment, the Equipment Site and the Facility do not contain any Hazardous Materials in amounts or concentrations which constitute a violation of any EH&S Requirements of Law or could reasonably be expected to impair the Lessee's ability to meet its obligations under the Basic Agreements.

          (ii) The Equipment, the Equipment Site and the Facility are in compliance with all applicable EH&S Requirements of Law and the Lessee has obtained all permits, licenses, registrations, modifications, exemptions and other authorizations required under EH&S Requirements of Law relating to the Equipment and the Equipment Site, the Lessee reasonably believes all of its contractors operating at the Facility are in compliance with all applicable EH&S Requirements of Law, and the Lessee reasonably believes that it will be able to comply with all applicable EH&S Requirements of Law relating to the Equipment and the Equipment Site in the future and the Lessee reasonably believes that it will be able to renew or obtain all permits, licenses, registrations, modifications, exemptions and other authorizations required under EH&S Requirements of Law necessary for its operations relating to the Equipment and the Equipment Site in the future.

          (iii) The Lessee has not received any written notice of any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with EH&S Requirements of Law with regard to any of the Equipment, the Equipment Site, or the Facility; and the Lessee is not otherwise aware of the existence of any such violation, alleged violation, non-compliance, liability or potential liability which could have a material adverse effect on the Lessee's ability to perform its obligations under the Basic Agreements.

          (iv) Except as permitted by Applicable Laws, Hazardous Materials have not been transported, stored, treated, disposed of, emitted, discharged, to the natural environment or otherwise released or threatened to be released on, from, or under the Equipment, the Equipment Site or the Facility, nor has disposal of Hazardous Materials relating to the Equipment or the Equipment Site been arranged for, (A) by the Lessee or, based on the Lessee's reasonable belief, any contractor of the Lessee, in violation of any applicable EH&S

     Requirements of Law, or (B) in a manner or to a location which is likely to give rise to liability under any applicable EH&S Requirements of Law which impose liability without proof of fault (i.e., strict liability).

          (v) No (A) judicial proceeding or (B) administrative action of or by Government Authority or a private plaintiff is pending, or to the knowledge of the Lessee, threatened, under any EH&S Requirements of Law to which the Lessee is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any EH&S Requirements of Law with respect to the Lessee's ownership or operation of the Equipment, the Equipment Site or the Facility.

          (vi) No lien imposed pursuant to any EH&S Requirements of Law exists with respect to the Equipment, the Equipment Site or the Facility.

          (t)   Ground Lease.  The materials to be supplied to the Owner Trustee
                ------------
     and the rights to be granted to the Owner Trustee pursuant to the Ground Lease are sufficient to enable the Equipment to be located on the Equipment Site for the entire Ground Lease Term and can reasonably be expected to enable the Owner Trustee to occupy, use, possess, own, operate and maintain the Equipment until the end of the Ground Lease Term in an efficient manner on a commercially reasonable basis, and there are no facilities, services, materials, easements or rights required for such operation other than those granted or to be provided pursuant to the Ground Lease or those that can reasonably be expected to be available on a commercially reasonable basis at the Equipment Site for the duration of the Ground Lease Term.

          (u)  Environmental Disclosure.  There is no fact of a material nature
               ------------------------
     concerning the environmental conditions of the Equipment, the Equipment Site or the Facility, known to the Lessee or which should reasonably have been known to the Lessee that the environmental consultant was not given an opportunity to investigate during the course of its due diligence investigation and preparation of its environmental report prepared pursuant to Section 4.01(w) hereof. The Owner Participant and the Owner Trustee acknowledge that they have had the opportunity to (1) conduct an environmental investigation of the Equipment, Equipment Site and Facility;
     (2) interview employees of Lessee with knowledge of environmental issues related to the Equipment, Equipment Site and Facility, and (3) review all documents requested in connection therewith.

        SECTION 5.02.    Representations and Warranties of Owner Participant.
                         ---------------------------------------------------
The Owner Participant represents and warrants to each of the other parties hereto as follows:

        (a)  Corporate Organization and Existence; Due Authorization;
             --------------------------------------------------------
     Enforceability.  The Owner Participant is a corporation duly organized and
     --------------
     validly existing in good standing under the laws of the State of New York and has the corporate power and authority to enter into and perform its obligations under each of the Basic Agreements to which it is a party. The execution and delivery by it of each of such Basic Agreements and the performance thereof and of the transactions contemplated thereby by it have been duly authorized by all necessary corporate action, and each of such Basic Agreements at the time of delivery thereof will have been duly executed and delivered by it and will constitute its legal, valid and binding obligation enforceable in accordance with its terms.

        (b)  No Consent Required.  No order, license, consent, permit,
             -------------------
     authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any Governmental Authority, and no filing, recording, publication or registration in any public office or any other place, is required or necessary on its behalf to authorize the execution, delivery and performance by it of, the Basic Agreements to which it is a party, or for the legality, validity, binding effect or enforceability thereof against it.

        (c)  No Conflicts, etc.  The execution and delivery of this Agreement
             -----------------
     and the other Basic Agreements to which the Owner Participant is a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby, will not contravene any Applicable Laws, or conflict with or result in any breach of or constitute any default under, its restated organization certificate or by-laws or any material agreement or instrument to which it is a party or by which any of its property or assets may be bound; provided
                                                                        --------
     that no representation is made in this Section 5.02(c) with respect to ERISA or as to any Applicable Laws relating to the particular nature of the Equipment or the use or operation thereof.

        (d)  Securities Act.  It is acquiring its interest in the Trust Estate
             --------------
     for its own account for investment and not with a present view to, or for sale in connection with, any distribution, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be and remain within its control.

        (e)  Litigation.  There are no pending or, to the knowledge of the Owner
             ----------
     Participant, threatened investigations, suits or proceedings against it or affecting it or its properties that, individually or in the aggregate, are likely materially and adversely to affect the consummation of the transactions contemplated by the Basic Agreements to which it is a party or the performance of its obligations thereunder.

        (f)  Lessor Liens.  No Lessor Lien attributable to the Owner Participant
             ------------
     is in existence. The execution, delivery and performance by the Owner Participant of the Basic Agreements to which it is a party will not subject the Trust Estate, or any portion thereof, to any such Lessor Lien.

        (g) ERISA.  No part of the funds to be used by it to acquire the
            -----
     interests to be acquired by it under this Agreement constitutes "plan assets" (within the meaning of ERISA and the regulations thereunder) of any Employee Benefit Plan or of any Plan.

        SECTION 5.03. Representations and Warranties of Trust Company.  The
                      -----------------------------------------------
Trust Company represents and warrants to each of the other parties hereto as follows:

        (a)  Corporate Organization and Existence; Due Authorization;
             --------------------------------------------------------
     Enforceability.  It is a national banking association duly organized and
     --------------
     validly existing in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under each of the Basic Agreements to which it is or is to be a party (as Owner Trustee or in its individual capacity, as the case may be). The execution and delivery by it of each of such Basic Agreements and the performance thereof and of the transactions contemplated thereby have been duly authorized by all necessary corporate action, and each of such Basic Agreements at the time of delivery thereof will have been duly executed and delivered by it and each such Basic Agreement to which it is a party in its individual capacity will constitute the legal, valid and binding obligation of it in its individual capacity enforceable against it in its individual capacity in accordance with its terms.

        (b)  No Consent Required.  No order, license, consent, permit,
             -------------------
     authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any State of Connecticut or Federal Government Authority governing its banking or trust powers, and no filing, recording, publication or registration in any public office or any other place, is required or necessary on its behalf under any State of Connecticut or Federal Applicable Laws governing its banking or trust powers to authorize the execution, delivery and performance by it (as Owner Trustee or in its individual capacity, as the case may be) of, the Basic Agreements to which it is a party (as Owner Trustee or in its individual capacity, as the case may be), or for the legality, validity, binding effect or enforceability thereof against it.

        (c)  No Conflicts, etc.  The execution and delivery of this Agreement
             -----------------
     and the other Basic Agreements to which it is a party (as Owner Trustee or in its individual capacity, as the case may be), the performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby will not contravene any State of Connecticut or Federal Applicable Laws governing its banking or trust powers, or conflict with, result in any breach of or constitute any default under, its articles of association or by-laws or any agreement or instrument to which it is a party (as Owner Trustee or in its individual capacity, as the case may be) or by which any of its property or assets may be bound.

        (d)  Securities Act.  Neither it nor any Person authorized to act on its
             --------------
     behalf has directly or indirectly offered or sold the equity investment in the Equipment, or any similar securities, or any interest in the Trust Estate, to, or has otherwise approached or negotiated with any Person (other than the owner Participant and the Lessee) with respect thereto.

        (e)  Lessor Liens.  No Lessor Lien attributable to it in its individual
             ------------
     capacity is in existence.

        (f)  Litigation.  There are no pending or, to its knowledge, threatened
             ----------
     investigations, suits or proceedings against it or affecting it or any of its properties that, individually or in the aggregate, are likely materially and adversely to affect the consummation of the transactions contemplated by the Basic Agreements to which it is a party (as Owner Trustee or in its individual capacity, as the case may be) or the performance of its obligations thereunder.

                                  ARTICLE VI

                                   Covenants
                                   ---------

        SECTION 6.01. Covenants of Lessee.  The Lessee covenants and agrees with
                      -------------------
each of the other parties hereto as follows:

        (a)  Further Assurances.  The Lessee shall cause to be promptly and duly
             ------------------
     taken, executed, acknowledged or delivered all such further acts, documents and assurances as the Owner Participant or the Owner Trustee from time to time may reasonably request in order to carry out the intent and purposes of the Basic Agreements and the Overall Transaction. The Lessee shall take, or cause to be taken, such action with respect to the recording, filing, rerecording and refiling of any Basic Agreement, any memorandum thereof and any financing or continuation statements, fixture filings or other instruments as is necessary to maintain the right, title and interest of the Owner Trustee in the Equipment and to preserve, protect and perfect each of the other rights and interests created by the Trust Agreement and by any other Basic Agreements in favor of the Owner Trustee and the Owner Participant.

        (b)  Financial and Other Information.  The Lessee shall deliver to the
             -------------------------------
     Owner Participant the following financial and other information:

             (i) within 50 days after the end of each of the first three quarterly periods of each fiscal year of the Lessee, a consolidated balance sheet of the Lessee and its subsidiaries as of the close of such period, together with the related consolidated statements of operations, stockholder's equity and cash flows for such period and for the portion of the Lessee's fiscal year then ended (setting forth in each case in comparative form the figures for the corresponding portion of the Lessee's previous fiscal year), all in reasonable detail and certified (subject to normal year-end adjustments and the absence of footnotes) by a Responsible Officer of the Lessee, provided that the delivery by the Lessee to the Owner Participant of the Lessee's Quarterly Report on Form 10-Q for such quarterly period filed by the Lessee with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

             (ii) within 95 days after the close of each fiscal year of the Lessee, a consolidated balance sheet of the Lessee and its subsidiaries as of the close of such fiscal year, together with the related consolidated statements of operations, stockholder's equity and cash flows for such fiscal year, accompanied by a report thereon by a nationally recognized firm of independent public accountants provided that the delivery by the Lessee to the Owner Participant of the Lessee's Annual Report on Form 10-K for such fiscal year filed by the Lessee with the Securities and Exchange Commission shall satisfy the requirements of this clause (ii);

             (iii) together with the delivery of the financial statements referred to in subsection (ii) above, a certificate of the Lessee, signed by a Responsible Officer of the Lessee, to the effect that the signer has reviewed, or caused to be reviewed by persons under his supervision, this Agreement, the Lease and such of the other Basic Agreements as shall be necessary to make the determination required by this subsection (iii), and that such review has not disclosed the existence as at the date of such certificate of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

             (iv) together with the delivery of the financial statements referred to in subsection (ii) above for every other fiscal year, commencing with the delivery of such financial statements with respect to the fiscal year ending September 30, 1998, an opinion of counsel (which may be Lessee's in-house counsel) as to compliance by the Lessee with its obligations under the first sentence of Article XVII of the Lease and identifying any filings and recordings that will be necessary for the Lessee to continue to comply with such obligations during the two-year period following the date of such opinion;

             (v) promptly upon any Responsible Officer of the Lessee becoming aware of the existence thereof, a certificate of such officer stating that a Default or an Event of Default has occurred and specifying the nature and period of existence thereof and what action the Lessee has taken or is taking or proposes to take with respect thereto;

             (vi) promptly upon their becoming available, copies of all regular and periodic reports filed by the Lessee with the Securities and Exchange Commission;

             (vii) prompt written notice of any development or event which could reasonably be expected to have a material adverse effect on the financial condition, business, results of operations or properties of the Lessee or on the ability the Lessee to perform its obligations under the Basic Agreements; and

             (viii) from time to time such other information as the Owner Participant may reasonably request.

        (c)  Change in Chief Executive Office.  The Lessee shall notify the
             --------------------------------
     Owner Trustee and the Owner Participant promptly after any change in its name, its chief executive office and place of business or the office where it keeps its records concerning its accounts.

        (d) Merger, etc.  The Lessee shall not merge, consolidate or liquidate
            -----------
     with or into, or sell or transfer all or substantially all its assets to, another Person (the Person surviving any such merger or consolidation, or the Person into which the Lessee is liquidated or which acquires all or substantially all assets of the Lessee, being referred to as the

     "Successor"), unless (i) the Successor (if not the Lessee) unconditionally
      ---------
     and expressly assumes (pursuant to an agreement reasonably satisfactory in form and substance to the Lessor) all the liabilities and obligations of the Lessee under the Basic Agreements to which the Lessee is a party, (ii) the Successor's net worth immediately after giving effect to such transaction would not be less than $290 million, (iii) immediately after giving effect to such transaction, no Event of Default or Specified Default shall have occurred and be continuing, (iv) the Lessee shall have delivered to the Owner Trustee and the Owner Participant a certificate signed by a Responsible Officer of the Lessee and an opinion of outside counsel, each stating that such merger, conveyance, transfer or lease and the assumption agreement referred to above comply with this Section 6.01(d) and that all conditions precedent herein provided for relating to such transaction have been complied with, (v) if such Successor is not a corporation, limited partnership, limited liability company or other legal entity organized in any of the states of the United States of America or the District of Columbia, the Lessee shall have delivered to the Owner Trustee and the Owner Participant an opinion of outside counsel stating that the filings and recordings listed in Schedule 3 hereto (as amended to reflect the identity of such Successor, and together with any additional filings and recordings made in connection with such merger, consolidation, liquidation or sale) continue to be effective to establish and perfect the Owner Trustee's right, title and interest in and to the Equipment and the Equipment Site and under the Lease and the

     Ground Lease to the same extent as when such filings and recordings were initially accomplished as contemplated by Section 6.01(l) hereof (but after giving effect to all transactions permitted under the Lease and the other Basic Agreements that shall have affected such right, title and interest), and (vi) the Owner Trustee and the Owner Participant shall have received at least 15 days' prior notice of the proposed merger, consolidation, liquidation or sale, which notice shall specify the name and address of the proposed Successor and the facts necessary to determine whether such proposed Successor and such proposed merger, consolidation, liquidation or sale will comply with the provisions of this Section 6.01(d). Upon the consummation of any such transaction in accordance with this Section 6.01(d), the Successor (if not the Lessee) shall succeed to, and be substituted for, and shall be entitled to exercise every right and power of, the Lessee under the Basic Agreements to which the Lessee is a party with the same effect as if such Successor had been named as the Lessee therein, provided that notwithstanding such transaction, the Lessee shall not be released from its obligations under the Basic Agreements without the consent of the Owner Participant.

             The Owner Trustee agrees that it shall, to the extent so requested by the Lessee and at the Lessee's expense, use reasonable efforts to cooperate with the Lessee in effecting any merger, consolidation, liquidation or sale permitted by this Section 6.01(d); and, if requested by the Lessee or any surviving or acquiring entity party to such transaction, the Owner Trustee will give its written consent to any such transfer complying with the provisions of this Section 6.01(d) promptly after a request therefor.

        (e)  Compliance with Law.  The Lessee shall comply in all material
             -------------------
     respects with all Applicable Laws applicable to it or by which the Lessee or any of the Lessee's properties are bound or affected.

        (f)  Maintenance of Corporate Existence.  The Lessee at all times shall
             ----------------------------------
     preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted under Section 6.01(d).

        (g)  Environmental Matters.  (i) The Lessee shall comply with, and shall
             ---------------------
     make reasonable efforts to assure that its contractors operating at the Facility or the Equipment comply with, all applicable EH&S Requirements of Law applicable to the Equipment, the Equipment Site and the Facility and shall obtain, comply with, maintain in force and timely renew, and maintain, any and all permits, licenses, registrations, modifications, exemptions and other authorizations required by applicable EH&S Requirements of Law. The Lessee shall not cause or suffer or allow the causation of conditions at, on, or under the Equipment, the Equipment Site or the Facility that could reasonably be concluded would result in material liability under any EH&S Requirements of Law. The Lessee shall conduct all investigations, studies, sampling and testing, and all remedial, removal and other actions required under EH&S Requirements of Law applicable to the Equipment, the Equipment Site and the Facility, subject to Section 7.07 of the Lease. For the purposes of this Section 6.01(g), the term "applicable EH&S Requirements of Law" shall include all current and subsequently enacted EH&S Requirements of Law.

             (ii) The Lessee shall provide to the Owner Trustee and the Owner Participant, annually on or before August 1, a copy of all publicly disclosed documents filed in the preceding year (e.g., August 2 through July 31) pursuant to federal securities law if requested by the Owner Trustee or the Owner Participant; and copies of the following documents, to the extent they relate to the Equipment or the Facility: (1) Toxic Release Inventory Forms ("Forms R's") filed pursuant to EPCRA Section 313; (2) spill reports filed pursuant to CERCLA or the Maine Hazardous Matter Law and 801 DEP Regs. Section 4; and (3) notices of violation of EH&S Requirements of Law, which Lessee reasonably believes may affect operation of the Equipment or result in material liability related to contamination of the Equipment Site, and responses thereto submitted by the Lessee.

        (h)  Letter of Credit.  (i)  On the Closing Date the Lessee shall
             ----------------
     provide to Owner Trustee, and at all times on and after the Closing Date to and including the date which is 30 days after the Basic Lease Term Termination Date or earlier termination of the Lease, the Lessee shall continue to provide to the Owner Trustee, an irrevocable, unconditional letter of credit satisfying the requirements set forth in clause (ii) of this Section (the "Letter of Credit").
                        ----------------

             (ii) The Letter of Credit (A) shall be in favor of the Owner Trustee, (B) shall be issued by a banking institution domiciled in the United States or a U.S. branch or agency (which agency shall be acceptable to the Owner Participant) of a foreign banking institution, in each case whose long-term senior unsecured debt obligations are rated "A" or better by Standard & Poor's at the time the Letter of Credit is issued (the Person issuing the Letter of Credit being herein referred to as the "Issuing
                                                                   -------
     Bank"), (C) shall
     ----
     be in a stated amount of $10,000,000 (or such higher stated amount as may be required pursuant to clause (iii) of this Section 6.01(h)), (D) shall be payable at an office of the Issuing Bank in New York, New York, (E) shall have a stated expiration date of not earlier than 360 days after the date of original issuance or any extension or renewal thereof, (F) shall permit the beneficiary thereof to transfer its interest therein without the consent of the Issuing Bank or the Lessee, and (G) shall be substantially in the form of Exhibit A hereto or otherwise in form and substance satisfactory to the Owner Trustee.

             (iii) If at any time the long-term senior unsecured debt obligations of the Issuing Bank shall cease to have an "A-" or better rating by Standard & Poor's, the Lessee shall, promptly (and in any event within 10 days) after the earlier of (A) the giving of notice by the Owner Trustee or the Owner Participant to the Lessee of such cessation and (B) a Responsible Officer of the Lessee obtaining actual knowledge of such cessation, replace the Letter of Credit with a replacement Letter of Credit satisfying the requirements set forth in clause (ii) of this Section. Upon its receipt of such replacement Letter of Credit, the Owner Trustee shall surrender the original Letter of Credit being replaced to the issuer of the Letter of Credit being replaced. In addition, the Lessee shall, at least 10 Business Days prior to the stated expiration date of any Letter of Credit, deliver to the Owner Trustee a replacement Letter of Credit, or a renewal or extension of such expiring Letter of Credit, in either case satisfying the requirements set forth in clause (ii) of this Section 6.01(h). If at any time Lessee's senior secured debt shall cease to have both a "BB" or better rating by Standard & Poor's and a "Ba2" or better rating by Moody's, the Letter of Credit shall be required to be in a stated amount of $15,000,000, and the Lessee shall, promptly (and in any event within 10 Business Days) after the earlier of (A) the giving of notice by the Owner Trustee or the Owner Participant of such cessation and (B) a responsible Officer of the Lessee obtaining actual knowledge of such cessation, replace the Letter of Credit with an amended Letter of Credit or a replacement Letter of Credit satisfying the requirements set forth in clause (ii) of this Section 6.01(h).

             (iv) At the time of issuance of any Letter of Credit, such Letter of Credit shall be accompanied by an opinion of counsel to the Issuing Bank as to due authorization, execution and delivery by and enforceability against such Issuing Bank; provided, however, that such opinion of counsel
                                --------  -------
     shall not be required in case of renewal or extension of an existing Letter of Credit with the issuer of such existing Letter of Credit.

             (v) The Lessee shall give the Owner Trustee and the Owner Participant notice of the scheduled expiration of each Letter of Credit not less than 45 days before its scheduled expiration date.

             (vi) The Owner Trustee may make partial or full drawings under the Letter of Credit (A) at any time an Event of Default has occurred and is continuing, or (B) if the Letter of Credit is not extended or renewed, or replaced by another Letter of Credit satisfying the requirements set forth in clause (ii) of this Section 6.01(h), in each case in accordance with clause (iii) of this Section 6.01(h) (each of the events or circumstances referred to in clause (A) or (B) of this sentence being referred to as a "Drawing Event"). If the proceeds of any drawing by the
                       --------------
     Owner Trustee under the Letter of Credit exceed the amounts due and owing by the Lessee under the Basic Agreements, such excess (together with any interest or gain thereon) shall be held by the Owner Trustee as collateral security for the Lessee's obligations under the Basic Agreements and may be applied by the Owner Trustee to satisfy the obligations of the Lessee under the Basic Agreements. If the amount of such proceeds held by the Owner Trustee exceeds $100,000, such proceeds shall be invested from time to time in Permitted Investments as directed in writing by Lessee (or, in the absence of a timely direction, in Permitted Investments specified in clause
     (i), (ii) or (viii) of the definition of the term "Permitted Investments"), and at the expense and risk of the Lessee. Any income or gain realized as a result of any such investment shall be applied to make up any losses resulting from any such investment to the extent such losses shall not have been recovered from Lessee, as provided below in this clause (vi), and any balance shall be held and applied as above provided. Upon incurring any losses from any such investment, which losses are not made up from income or gain as aforesaid, the Owner Trustee shall promptly notify the Lessee thereof and, upon receipt of such notice, the Lessee shall promptly pay to the Owner Trustee the amount of such loss. Neither the Owner Trustee nor the Owner Participant shall have any liability for any loss resulting from any such investment. Any such investment may be sold (without regard to maturity date) by the Owner Trustee whenever necessary to make any payment of Rent required by any Basic Agreement.

             (vii) Notwithstanding the foregoing, the Lessee shall not be required to provide the Letter of Credit hereunder if and so long as all of the following are satisfied: (A) no Default or Event of Default shall have occurred and be continuing; and (B) Lessee's senior secured debt shall be rated both "BBB" or better by Standard & Poor's and "Baa2" or better by Moody's. It is understood and agreed that if the Lessee does not have a rated senior secured debt for the purposes of this provision, a private rating may be obtained from Standard and Poor's and Moody's, and if and so long as such private ratings shall be at least the equivalent of the ratings set forth in clause (B) of the preceding sentence, then clause (B) of the preceding sentence shall be deemed to be satisfied.

        (i)  Prepayment of Term Loan.  The Lessee shall use a portion of the
             -----------------------
     Purchase Price to prepay an amount of the Term Loan equal to the greater of
     (A) $100,000,000 and (B) two-thirds of the Purchase Price.

        (j)  Limitation on Senior Indebtedness.  (i)  The Lessee shall not
             ---------------------------------
     create, incur, assume or suffer to exist any additional Senior Indebtedness in connection with a merger, consolidation or acquisition, or in connection with any purchase, repayment or redemption of, or payment of any dividends or distributions on, Junior Securities (other than any redemption prior to the third anniversary of the Closing Date of any of the Lessee's 14% Series B Senior Exchangeable Preferred Stock issued and outstanding on the Closing Date (and any of such Preferred Stock issued as a pay-in-kind dividend thereon in accordance with the terms of such Preferred Stock as in effect on the Closing Date), in which event clause (ii) of this Section 6.01(j) shall be applicable to any such redemption), except if:

             (A) immediately after giving effect to such transaction, the senior secured debt of the Lessee, or its Successor, as the case may be, is rated both "BBB-" or better by Standard & Poor's and "Baa3" or better by Moody's; or

             (B)  the Lessee shall have complied with clause (iv) of this
          Section 6.01(j) and, immediately after giving effect to such transaction, both (I) the Capitalization Ratio of the Lessee, or its Successor, as the case may be, is not greater than 0.6 to 1.0, and
          (II) the Interest Coverage Ratio as of the date of such transaction is not less than 1.5 to 1.0.

             (ii) The Lessee shall not create, incur, assume or suffer to exist any additional Senior Indebtedness in connection with any redemption prior to the third anniversary of the Closing Date of the Lessee's 14% Series B Senior Exchangeable Preferred Stock (and any of such Preferred Stock issued as a pay-in-kind dividend thereon in accordance with the terms of such Preferred Stock as in effect on the Closing Date) issued and outstanding on the Closing Date, except if:

             (A) immediately after giving effect to any such redemption, the senior secured debt of the Lessee is rated both "BBB-" or better by Standard & Poor's and "Baa3" or better by Moody's; or

             (B)  the Lessee shall have complied with clause (iv) of this
          Section 6.01(j) and both (I) immediately prior to and without giving effect to any such redemption, the Capitalization Ratio of the Lessee is not greater than 0.6 to 1.0, and (II) immediately after giving effect to any such redemption, the Interest Coverage Ratio as of the date of such redemption is not less than 1.5 to 1.0.

             (iii) It is understood that "additional Senior Indebtedness" as used in this Section 6.01(j) shall not include additional Senior Indebtedness incurred as a revolving credit loan under the Credit Agreement, or under any replacement revolving credit facility of the Lessee, in each case up to the maximum principal amount of $250 million.

             (iv) At least 20 days prior to the consummation of any transaction referred to clause (i) or (ii) of this Section 6.01(j), the Lessee shall provide to the Owner Participant notice of the proposed transaction, showing in reasonable detail the calculation of the Consolidated EBITDA and the projection of the Consolidated Cash Interest Expense referred to in the definition of Interest Coverage Ratio. The Lessee shall also provide such other information as the Owner Participant may reasonably request to support such calculation and projection. At least three Business Days prior to the consummation of such transaction, the Lessee shall provide to the Owner Participant a certificate signed by a Responsible Officer of the Lessee certifying (A) that such transaction complies with this Section 6.01(j), which certificate shall set forth in reasonable detail the calculations and projection required to establish that such transaction complies with this Section 6.01(j) and (B) that such projection has been prepared using assumptions believed in good faith by management of the Lessee to be reasonable at the time made and that such Responsible Officer has no reason to believe that such projection is incorrect or misleading in any material respect. Notwithstanding the foregoing, the Lessee shall not be required to comply with the preceding provisions of this clause (iv) if at the time of consummation of such transaction the senior secured debt of the Lessee or its Successor, as applicable, shall have the ratings referred to in clause (i)(A) or (ii)(A) of this Section 6.01(j), as applicable.

        (k)  Inspection.  (i)  At such times and as often as may be reasonably
             ----------
     requested, the Owner Trustee and the Owner Participant and their respective authorized representatives may inspect the Equipment, any Part thereof, the Equipment Site and the books and records of Lessee or to which Lessee has access relative thereto, and may make copies and extracts therefrom, at their expense and subject to appropriate safety restrictions and precautions; provided, however, that, unless an Event of Default has
                  --------  -------
     occurred and is continuing, the Owner Trustee and the Owner Participant shall conduct any such inspection during the Lessee's normal business hours and so as not to interfere materially with the operation of the Equipment or the conduct by the Lessee of its business, shall provide the Lessee with reasonable prior notice thereof and shall be limited to two inspections of the Equipment during any consecutive twelve-month period; and provided
                                                                   --------
     further, however, that during the continuance of an Event of Default, the
     -------  -------
     Lessee shall pay the reasonable out-of-pocket expenses incurred by the Owner Trustee or the Owner Participant in exercising its inspection rights. Neither the Owner Trustee nor the Owner Participant shall have any duty to make any such inspection or shall incur any liability by reason of not making same.

             (ii) During the Lease Term, at such times and as often as may be reasonably requested, the Lessee will permit the Owner Trustee and the Owner Participant and their respective authorized representatives to discuss the Lessee's financial affairs with senior officers of the Lessee.

        (l) Filings and Recordings.  As promptly as possible after the Closing
            ----------------------
     Date, but in any event not later than five Business Days after the Closing Date, (i) all filings and recordings specified in Schedule 3 hereto shall have been duly filed in the respective places specified in Schedule 3 hereto (ii) and UCC financing statement releases with respect to the Equipment shall have been duly filed with respect to the financing statements specified in Schedule 3A hereto.

        SECTION 6.02.    Covenants of Owner Participant.  The Owner Participant
                         ------------------------------
covenants and agrees with each of the other parties hereto as follows:

        (a) No Lessor Liens.  The Owner Participant shall not, directly or
            ---------------
     indirectly, create, incur, assume or suffer to exist, and, at its expense (without any right of indemnity under this Agreement or any other Basic Agreement), shall promptly take such action as may be necessary duly to discharge, any Lessor Lien attributable to it. For all purposes of this Agreement and the other Basic Agreements, any Lessor Lien relating to or arising out of the nonpayment of any Tax imposed on or measured by the net income of the Trust Estate shall be attributed to the Owner Participant.

        (b)     Amendments of Trust Agreement; Appointment of Successor Owner
                -------------------------------------------------------------
     Trustee.  The Owner Participant agrees that, prior to the expiration or
     -------
     termination of the Lease Term, the Owner Participant shall not (i) terminate, or consent to the termination of, or, in any way materially adverse to the Lessee or that would increase Lessee's liabilities or obligations under the Basic Agreements (unless the Owner Participant agrees to indemnify Lessee for such increased liabilities or obligations pursuant to an agreement in form and substance reasonably satisfactory to the Lessee), amend or supplement or consent to any such amendment of or supplement to, the Trust Agreement without the prior written consent of the Lessee, which consent shall not unreasonably be withheld, or (ii) so long as no Event of Default shall have occurred and be continuing, appoint a successor Owner Trustee under the Trust Agreement that has not been approved by the Lessee (such approval not to be unreasonably withheld).

        (c)    Owner Participant's Obligations under Section 3.03 of the Lease.
               ---------------------------------------------------------------
     The Owner Participant shall perform the obligations of the Owner Participant under Section 3.03 of the Lease.

        (d)    Instructions to Owner Trustee.  The Owner Participant will not
               -----------------------------
     instruct the Owner Trustee to take any action in violation of the express covenants and agreements of the Owner Trustee to the Lessee in the Basic Agreements.

        SECTION 6.03.    Covenants of Owner Trustee.  The Owner Trustee in its
                         --------------------------
individual capacity and, to the extent set forth below, as Owner Trustee, covenants and agrees with each of the other parties hereto as follows:

        (a)    No Lessor Liens.  The Owner Trustee agrees that it will not (as
               ---------------
     Owner Trustee or in its individual capacity), directly or indirectly, create, incur, assume or suffer to exist, and, at its expense (without any right of indemnity under this Agreement, the Trust Agreement or any other Basic Agreement), shall promptly take such action as may be necessary duly to discharge any Lessor Lien attributable to it or him.

        (b)    Transfer of Owner Trustee's Interest.  The Owner Trustee agrees
               ------------------------------------
     that, prior to the expiration or termination
     of the Lease Term, the Owner Trustee shall not assign, convey, pledge, mortgage or otherwise transfer or encumber all or any part of its right, title and interest in and to the Equipment, this Agreement and the other Basic Agreements except (i) as expressly provided in the Trust Agreement or required by the terms of the Basic Agreements, (ii) with the prior written consent of the Lessee, which consent shall not be unreasonably withheld as to a like-kind exchange, or (iii) as provided in Section 10.02; provided
                                                                     --------
     that the foregoing restrictions shall not apply after the expiration or termination of the Lease Term.

        (c)    Successor Mortgagee of Equipment Site.  The Owner Trustee agrees
               -------------------------------------
     that if, prior to the expiration or termination of the Lease, the Lessee grants a mortgage Lien on the Lessee's fee title to the Equipment Site to secure Senior Indebtedness which is a Permitted Lien described in clause
     (viii) of the definition thereof, promptly after request by the Lessee and at the Lessee's expense, the Owner Trustee will enter into agreements with the holder of such Lien substantially identical to the Consent and Recognition Agreement and, to the extent relevant, the Release and Non-Disturbance Agreement, so long as in each case the Lessee and any other appropriate Persons also enter into such agreements.


                                  ARTICLE VII

                               General Indemnity
                               -----------------

             SECTION 7.01. General Indemnity. The Lessee hereby assumes
                           -----------------
 liability for, and does hereby agree (whether or not any of the transactions contemplated hereby shall be consummated) to indemnify, protect, save and hold harmless and keep whole, on an After-Tax Basis, each Indemnified Person from and against, any and all Expenses that may be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of or resulting from: (a) the Equipment or the Equipment Site, or any part thereof or interest therein; or (b) any of the Basic Agreements or the Overall Transaction; or (c) the manufacture, construction, financing, refinancing, purchase, acquisition, preparation, installation, acceptance, possession, rejection, ownership, delivery, nondelivery, transportation, use, assembly, operation, leasing, subleasing, condition, maintenance, repair, modification, sale, storage, return, dismantling, abandonment, repossession, redelivery or other disposition of, or the imposition of any Lien other than Lessor Liens (or incurrence of any liability to refund or pay over any amount as a result of any such Lien) on, the Equipment, the Equipment Site, the Mill or the Mill Site, or any part thereof or interest therein, including, without limitation, (i) any claim or penalty arising out of negligence, violations of or the imposition of liability with or without fault under Applicable Laws (including, without limitation, any EH&S Requirements of Law), or in tort (by application of the doctrine of strict liability or otherwise) (provided, however, that no indemnification will be
                         --------  -------
provided for any such Expenses referred to in this clause (i) incurred as the result of any action taken by an Indemnified Person during any period during which such Indemnified Person is operating the Equipment), (ii) latent or other defects, whether or not discoverable by the Owner Participant, the Owner Trustee, the Lessee or any other Person, (iii) loss or damage to any property or the environment (including, without limitation, all expenses associated with remediation, response, removal, corrective action, clean-up, remedial action, treatment, compliance, restoration, abatement, containment, monitoring, sampling, investigation, the protection of wildlife and aquatic and vegetation, the interference with or contamination of any wetland or body of water or aquifer, and any relevant mitigative action under any EH&S Requirements of Law relating to the Equipment, the Equipment Site or the Facility and any expenses associated with the existence or presence of any Hazardous Material at, in or under the Equipment, the Equipment Site or the Facility, or any part thereof, or the release, emission or discharge of any Hazardous Material into the environment), or damages to or destruction of any natural resources, or death of, illness of, or injury to any Person (provided, however, that no
                                         --------  -------
indemnification will be provided for any such Expenses referred to in this clause (iii) incurred as the result of any action taken by an Indemnified Person during any period during which such Indemnified Person is operating the Equipment), and (iv) any claim for patent, trademark or copyright infringement; or (d) any breach of or failure to perform or observe, or other noncompliance with, any covenant, condition or agreement to be performed or observed by the Lessee under any of the Basic Agreements, or the inaccuracy of any representation or warranty of the Lessee under any of the Basic Agreements or in any certificate delivered in connection therewith or pursuant thereto; provided,
                                                                       --------
however, that the foregoing indemnity shall not extend to any Expense imposed
-------
on, incurred by or asserted against any Indemnified Person to the extent the same arises out of or results from one or more of the following circumstances:

        (1) the incorrectness of any representation or warranty of such Indemnified Person contained in or made pursuant to this Agreement or any of the other Basic Agreements or any other document delivered in connection therewith;

        (2) the breach by such Indemnified Person of, or failure of such Indemnified Person to perform or observe, any covenant, agreement or condition on its part required to be performed or observed in this Agreement or any of the other Basic Agreements;

        (3) the wilful misconduct or gross negligence of such Indemnified Person or any of its Affiliates or any of their respective successors, assigns, officers, directors, employees or agents (other than wilful misconduct or gross negligence imputed to such Indemnified Person or any such Affiliate, successor, assign, officer, director, employee or agent by reason of its interest in the Equipment or any part thereof or by reason of operation of law as a result of its interest in the Equipment or any part thereof or its participation in the Overall Transaction);

        (4) a disposition or offer (voluntary or involuntary) by the Owner Trustee or the Owner Participant of all or any part of its interest in the Trust Estate, the Equipment, the Lease or any of the other properties, rights and interests constituting the Trust Estate, including any disposition or offer by the Owner Participant contemplated by Article X of this Agreement, but excluding any disposition or offer (A) requested by the Lessee, (B) during the continuance of an Event of Default, (C) involving a transfer of the Trust Estate to a successor trustee or co-trustee in accordance with the Trust Agreement or (D) contemplated or required by the Basic Agreements (but excluding from this clause (D) any disposition or offer contemplated by Article X of this Agreement);

        (5) any Tax, whether or not the Lessee is required to indemnify for such Tax pursuant to Article VIII or the Tax Indemnity Agreement (it being understood that Article VIII, the Tax Indemnity Agreement and provisions of the Basic Agreements requiring payments to be made on an After-Tax Basis exclusively provide for the Lessee's liability with respect to Taxes and payments or indemnities with respect thereto);

        (6) with respect to the Equipment, acts or events that occur after the Lessee returns the Equipment to the Lessor upon the expiration or termination of the Lease, or after the recovery of possession by the Lessor of possession of the Equipment pursuant to the Lease, unless fairly attributable to the period prior to such return or recovery or fairly attributable to any noncompliance with Article XVI of the Lease in connection with such return or recovery;

        (7) a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder;

        (8) Expenses incurred by any Indemnified Person in giving or withholding of any amendment, modification, supplement, waiver, termination, approval or consent with respect to this Agreement or any of the other Basic Agreements that is requested by the Owner Participant or the Owner Trustee and not expressly contemplated by the Basic Agreements; and

        (9) any Expense that is (x) included in Transaction Expenses and for which the Owner Participant is responsible pursuant to Article IX, or (y) incurred by any Indemnified Person (or any Affiliate of such Indemnified Person or any successor, assign, officer, director, employee or agent of such Indemnified Person or any such Affiliate) to the extent that such Indemnified Person shall have expressly agreed in this Agreement or any other Basic Agreement or otherwise in writing to bear such Expense without right of reimbursement or indemnity under this Agreement or any other Basic Agreement.

         Without limitation of the foregoing, whether or not any of the transactions contemplated hereby are consummated, except to the extent that any of the items hereinafter described are Transaction Expenses that are the responsibility of the Owner Trustee pursuant to Article IX, the Lessee shall pay: (a) the reasonable fees, expenses and disbursements of the Owner Trustee, as trustee under the Trust Agreement, with respect to the administration of the Trust Estate during the Lease Term, including the reasonable fees and expenses of its counsel; and (b) all the reasonable costs and expenses (including the reasonable fees and expenses of counsel but not including costs and expenses in respect of overhead or internal administration) incurred by the Owner Participant and the Owner Trustee in connection with (i) the entering into or giving or withholding of any proposed amendment, modification, supplement, waiver, termination, approval or consent with respect to any Basic Agreement after the Closing Date (except those requested by the Owner Participant or the Owner Trustee and not expressly contemplated by the Basic Agreements, other than those requested in connection with a transfer by the Owner Participant of any of its right, title or interest in and to the Trust Estate in accordance with
Section 10.01 hereof (except during the continuance of an Event of Default) or the exercise by the Owner Trustee of the Leverage Option in accordance with
Section 10.02 hereof), (ii) any Event of Loss, (iii) any Event of Default or
(iv) any transfer of the Letter of Credit.

        If the Lessee shall obtain knowledge of any Expense indemnified against under this Section 7.01, the Lessee shall give prompt notice thereof to the appropriate Indemnified Person or Persons, and if any Indemnified Person shall obtain any such knowledge, such Indemnified Person shall give prompt notice thereof to the Lessee (but failure to so notify shall not affect any right hereunder; provided that nothing herein shall affect the Lessee's right to bring
           --------
a separate action for damages to the extent the Lessee is materially prejudiced as a result of such failure). With respect to any amount that the Lessee is requested by an Indemnified Person to pay by reason of this Section 7.01, such Indemnified Person shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request properly to substantiate the requested payment.

        In case any action, suit or proceeding shall be commenced (or any written threat or assertion of a claim is received) that could give rise to an Expense indemnified against under this Section 7.01, the affected Indemnified Person shall notify the Lessee thereof (but the failure to do so shall not relieve the Lessee of its obligation to indemnify such Indemnified Person;

provided that nothing herein shall affect the Lessee's right to bring a separate
--------
action for damages to the extent that the Lessee is prejudiced as a result of such failure), and the Lessee shall be entitled, at its expense, acting through counsel selected by the Lessee and reasonably acceptable to such Indemnified Person, to participate in, and, to the extent that the Lessee desires, to assume and control the defense thereof; provided, however, that the Lessee shall not be
                                 --------  -------
entitled to assume and control the defense of any such action, suit or proceeding (i) if an Event of Default or Specified Default has occurred and is continuing, (ii) unless the Lessee has acknowledged in writing to the affected Indemnified Person its obligation to indemnify such Indemnified Person for any Expense resulting from a settlement of or adverse determination of such action, suit or proceeding, (iii) if the affected Indemnified Person notifies the Lessee that it has determined, on advice of counsel, that defense of such action, suit or proceeding by the Lessee would involve a conflict of interest between the Lessee and such Indemnified Person, (iv) if such action, suit or proceeding involves a material risk of the sale, forfeiture or loss of the Equipment or any part thereof or interest therein, (v) if such action, suit or proceeding entails any risk of criminal liability of the affected Indemnified Person or (vi) if there is a reasonable likelihood that such action, suit or proceeding will be adversely determined and the Lessee has not demonstrated to the reasonable satisfaction of the affected Indemnified Person its ability to pay any Expense arising as a result thereof (taking into consideration any applicable insurance coverage). In the event that the Lessee shall have assumed control of the defense of any action, suit or proceeding (or other claim) as provided above, the Indemnified Person shall cooperate with the Lessee in such defense and shall be entitled, at its expense, acting through counsel reasonably acceptable to the Lessee, to participate in any such action, suit or proceeding. In any event, the Lessee shall not have any right to settle any such action, suit or proceeding (or other claim) in any manner or on any basis that involves the imposition of any liability or obligation on any Indemnified Person (other than a monetary liability that is fully discharged by the Lessee) without the prior written consent of such Indemnified Person. Nothing contained in this Article VII shall be deemed to require an Indemnified Person to contest any Expense or to assume responsibility for, or control of, any action, suit or proceeding with respect thereto.

        Each Indemnified Person shall at the expense of the Lessee use its good faith efforts to supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in or defend any action, suit or proceeding (or other claim) to the extent permitted by this Section 7.01. If any Indemnified Person enters into any settlement or other compromise with respect to any Expense without the prior written consent of the Lessee (which consent shall not be unreasonably withheld, and shall not be required if an Event of Default or Specified Default has occurred and is continuing at the time of such settlement or compromise), or does not permit the Lessee to participate in or defend an action, suit or proceeding (or other claim) that the Lessee is entitled to participate in or defend hereunder, then such Indemnified Person shall be deemed to have waived its right to be indemnified under this Section 7.01 with respect thereto.

        Upon payment of any Expense by the Lessee pursuant to this Section 7.01 to or on behalf of an Indemnified Person, the Lessee, without any further act, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnified Person at its own expense and other than claims against the Owner Participant under the Trust Agreement). Such Indemnified Person shall cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee to pursue such claims, at the Lessee's expense (but not in an amount in excess of the amount Lessee has paid to such Indemnified Person in respect of such Expense).

        So long as no Event of Default or Specified Default has occurred and is continuing, if an Indemnified Person obtains a refund of all or any part of any Expense paid, reimbursed or otherwise indemnified by the Lessee hereunder, such Indemnified Person shall pay to the Lessee the amount so refunded, including any interest thereon actually received from the party from whom such refund was obtained, net of any Taxes payable by such Indemnified Person in respect of the receipt or accrual of such refund or interest (but not an amount in excess of the amount Lessee has paid to such Indemnified Person in respect of such Expense). If an Event of Default or Specified Default has occurred and is continuing, any such amount shall be held by such

Indemnified Person as security for the obligations of the Lessee under the Basic Agreements and may be applied against Lessee's obligations under the Basic Agreements, and, at such time thereafter as no Event of Default or Specified Default shall be continuing, such amount, to the extent not theretofore applied against such obligations, shall be paid promptly to the Lessee.

        The Lessee shall be obligated (as a primary obligor) under this Section irrespective of whether any Indemnified Person indemnified hereunder is also indemnified with respect to the same matter under any other agreement by any other Person, and the Indemnified Person seeking to enforce the indemnification may proceed directly against the Lessee under this Section without first resorting to any such other rights of indemnification.

        Nothing contained in this Article VII shall be construed to confer any right upon, or to be enforceable by, any Person other than an Indemnified Person.

        SECTION 7.02.    Payments and Survival.  All amounts payable by Lessee
                         ---------------------
pursuant to this Article VII shall be payable directly to the Persons entitled to payment or indemnification. The provisions of this Article VII shall survive the expiration or termination of this Agreement, the Lease and the other Basic Agreements.


                                 ARTICLE VIII

                             General Tax Indemnity
                             ---------------------

         SECTION 8.01.    Indemnity.  Except as provided in Section 8.02 of this
                         ---------
Agreement, the Lessee shall pay, and on written demand shall indemnify and hold each Indemnified Person harmless from and against, (A) any and all Taxes imposed on or with respect to any Indemnified Person, the Lessee, the Equipment, the Mill, the Mill Site, the Equipment Site, the ground leasehold estate, or any portion thereof or interest therein by the State or Maine or any local government or taxing authority thereof (or by any other jurisdiction in which all or any portion of the Equipment is located), and (B) any U.S. federal excise or similar Tax, in either case in connection with or in any way relating to (a) the financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, ownership, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, dismantling, return, abandonment, preparation, installation, storage, replacement, redelivery, leasing, subleasing, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Equipment, or any portion thereof or interest therein, (b) the payment of Rent or the receipts or earnings arising from or received with respect to the Equipment, or any portion thereof or any interest therein or any applications or dispositions thereof, (c) any other amount paid or payable pursuant to any Basic Agreements, (d) the Equipment, or any portion thereof or any interest therein or the applicability of the Lease to the Equipment or any portion thereof or any interest therein, (e) all or any of the Basic Agreements, any other documents contemplated thereby, and amendments and supplements thereto, and (f) otherwise with respect to or in connection with the Overall Transaction.

           The provisions of this Section 8.01 shall survive the expiration or termination of this Participation Agreement, the Lease and the other Basic Agreements.

           SECTION 8.02.    Exclusions from General Tax Indemnity.  Section 8.01
                            -------------------------------------
shall not apply to:

           (a) any Tax (i) based on, or measured by, the net income, net receipts, capital or net worth of any Indemnified Person or (ii) in the nature of a minimum tax or a tax on or measured by items of tax preference (in each case other than in the nature of sales, use, value added or rental taxes); provided, however, that the provisions of this paragraph (a) shall
             --------  ------
     not apply to any Tax required to be taken into account in making any payment on an "After-Tax Basis";

           (b) any Tax which is based on, or measured by, the fees or other compensation received by the Owner Trustee for acting as trustee under the Trust Agreement;

           (c) Taxes upon any voluntary or involuntary transfer by an Indemnified Person of any interest in the Equipment, or any interest in an Indemnified Person, or any interest arising under the Basic Agreements, other than (A) as expressly contemplated by the Lease, this Agreement or any other Basic Agreement (including any such disposition arising from the exercise of remedies or in connection with an Event of Loss or the exercise by the Lessee of any purchase option under the Lease, but excluding any transfer pursuant to Article X hereof), or (B) while an Event of Default shall have occurred and be continuing;

            (d) any Tax that is imposed on any Indemnified Person as a result of such Indemnified Person's gross negligence or wilful misconduct (other than gross negligence or wilful misconduct imputed to such Indemnified Person solely by reason of its interest in the Equipment);

            (e) any interest, penalties or additions to tax resulting from failure of any Indemnified Person to file a return that is proper and timely, unless such failure (i) results from the transactions contemplated by the Basic Agreements in circumstances where the Lessee did not give timely notice to such Indemnified Person of such filing requirement that would have permitted a timely filing of such (ii) results from the failure of the Lessee to supply information in its possession that was requested by such Indemnified Person and not in its possession;

            (f) any Tax related to the Equipment, ground leasehold estate, support facilities and support services, including without limitation, all services and materials provided by the Lessee under the Ground Lease, arising from any act, event, ownership position or omission occurring after the Separation Date; and

            (g) any Tax which is being contested in accordance with the provisions of Section 8.04 of this Agreement during the pendency of such contest so long as the Owner Trustee shall be receiving all amounts of Rent when payable without reduction by reason of such Tax.

            SECTION 8.03.    Calculation of General Tax Indemnity Payments.  (a)
                         ---------------------------------------------
Any payment which the Lessee shall be required to make to or for the account of any Indemnified Person with respect to any Tax which is subject to indemnification under this Article VIII shall be made on an After-Tax Basis.

            (b) If an Indemnified Person (i) shall obtain a repayment of any Tax paid by the Lessee pursuant to this Article VIII, or (ii) shall realize a reduction in any Tax not indemnified under this Article VIII by reason of the payment or accrual of any Tax or other amount for which the Lessee has made, pursuant to any Basic Agreement, an indemnity payment or a payment calculated on an After-Tax Basis (which reduction in Tax was not taken into account in calculating the amount of the payment made by the Lessee), such Indemnified Person shall, so long as no Default or Event of Default shall have occurred and be continuing, promptly pay to the Lessee an amount which, when decreased by the net Tax saving or increased by the net Tax detriment, as the case may be, to such Indemnified Person of the receipt and payment to the Lessee of such repayment of or reduction in Tax, shall be equal to the amount of such repayment of or reduction in Tax, together with an amount which, when reduced by the net Tax saving or increased by the net Tax detriment, as the case may be, to such Indemnified Person of the receipt and payment to the Lessee of such interest, shall equal any interest (other than interest for the Period, if any, after such Tax was paid by such Indemnified Person until such Tax was paid or reimbursed by the Lessee) received by such Indemnified

Person on account of such repayment or reduction; provided, however, that any
                                                  --------  -------
amount so paid by such Indemnified Person with respect to such repayment or reduction in Tax (not including the amount of such interest on account of such repayment or reduction) shall not exceed the amount previously paid by the Lessee in respect of the Tax or other amount with respect to which such repayment or reduction was received. Any subsequent loss or disallowance of any Tax repayment or reduction for which Tax repayment or reduction such Indemnified Person has made a payment to the Lessee pursuant to this paragraph shall be an indemnified Tax hereunder without regard to Section 8.02.

          SECTION 8.04.    General Tax Indemnity -- Contests.  (a)  If a written
                           ---------------------------------
claim shall be made against any Indemnified Person for any Tax for which the Lessee may be obligated to indemnify pursuant to this Article VIII or if any Indemnified Person shall determine that any Tax as to which the Lessee shall have any indemnity obligation pursuant to this Article VIII shall be payable, such Indemnified Person shall notify the Lessee promptly of such claim upon becoming aware of the same (but the failure to so notify the Lessee shall not affect the Lessee's obligations hereunder except to the extent such failure precludes the Lessee's ability to contest such claim or Tax or increases any applicable fine or penalty). If the Lessee shall so request within 30 days after receipt of such notice, such Indemnified Person shall in good faith and at the Lessee's expense contest the imposition of such Tax (including taking such appeals as the Lessee shall request); provided, however, that such Indemnified
                                      --------  -------
Person may in its sole discretion select the forum for such contest and determine whether any such contest shall be by (i) resisting payment of such Tax, (ii) paying such Tax under protest or (iii) paying such Tax and seeking a refund thereof; provided further, however, that at such Indemnified Person's
                -------- -------  -------
option, such contest required to be conducted by such Indemnified Person shall be conducted by the Lessee in the name of such Indemnified Person (subject to the preceding proviso).

          (b) In no event shall such Indemnified Person be required to contest the imposition of any Tax for which the Lessee is obligated to indemnify pursuant to this Article VIII unless: (i) the Lessee shall have agreed to pay such Indemnified Person on demand and on an After-Tax Basis all reasonable costs and expenses that such Indemnified Person may incur in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (ii) such Indemnified Person shall have determined that the action to be taken will not result in any danger of sale, forfeiture or loss of, or the creation of any Lien (except if the Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Person in a manner reasonably satisfactory to such Indemnified Person) on the

Equipment, or any portion thereof or any interest therein; (iii) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall have advanced the amount required at no after-tax cost to any Indemnified Person; (iv) no Default or Event of Default shall have occurred and be continuing, unless the Lessee shall have provided security reasonably acceptable to the Owner Participant for the Lessee's obligation to pay any amount that would become payable if the contest were unsuccessful; and (v) prior to the commencement of any judicial proceedings (A) independent tax counsel for the Lessee shall have provided an opinion that there is a reasonable basis for such contest and (B) the Lessee shall have acknowledged its indemnity obligation.

         (c) Notwithstanding anything contained in this Section 8.04 to the contrary, no Indemnified Person shall be required to contest any claim (A) in the U.S. Supreme Court or (B) if the subject matter thereof shall be of a continuing or recurring nature and shall have previously been decided adversely pursuant to the contest provisions of this Section 8.04 unless there shall have been a change in the law enacted, promulgated or effective after such claim shall have been so previously decided, and such Indemnified Person shall have received an opinion of tax counsel to the Lessee, furnished at the Lessee's sole expense, to the effect that as a result of such change there is a reasonable basis for such contest.

          (d) Notwithstanding anything contained in this Section 8.04, an Indemnified Person shall not be required to contest or continue to contest the imposition of any Tax for which the Lessee is obligated to indemnify pursuant to this Article VIII if such Indemnified Person (i) shall waive in writing its rights to indemnification under this Article VIII with respect to such Tax (and any claim made by any taxing authority with respect to other taxable periods that is determined by the resolution of such claim) and (ii) shall pay to the Lessee any amount previously paid or advanced by the Lessee pursuant to this
Article VIII with respect to such Tax or the contest of such Tax other than the expenses of the conduct of such contest.

           SECTION 8.05.    General Tax Indemnity -- Reports.  If any report,
                            --------------------------------
return or statement is required to be filed with respect to any Tax that is subject to indemnification under this Article VIII, the Lessee shall timely file the same in such manner as will show the ownership of the Equipment in the Owner Trustee (and send a copy of such report, return or statement to the Owner Participant and Owner Trustee), or, where not so permitted or where the necessary information is not within the control of the Lessee, shall timely notify the Owner Participant and the Owner Trustee of such requirement of which it is aware or should be aware and prepare and deliver such report, return or statement to the Owner Participant and the Owner Trustee and within a reasonable time prior to the time such report, return or statement is to be filed. Each Indemnified Person, on behalf of itself and each Indemnified Person claiming through it, agrees for the benefit of the Lessee that, in filing its tax returns and in its dealings with taxing authorities, such Indemnified Person shall in good faith use reasonable efforts to minimize its exposure to Taxes (including, where appropriate, the filing of claims for refunds of Taxes indemnified hereunder); provided that such actions will not, in the judgment of
                        --------
such Indemnified Person, subject such Indemnified Person to any risk of adverse Tax or non-Tax consequences.

        SECTION 8.06.    General Tax Indemnity -- Payment.  Unless otherwise
                         --------------------------------
requested by the appropriate Indemnified Person, the Lessee shall if appropriate pay any Tax for which it is liable pursuant to this Article VIII directly to the appropriate taxing authority and shall pay to such Indemnified Person promptly on demand in immediately available funds any other amount due such Indemnified Person pursuant to this Article VIII with respect to such Tax; provided that Lessee shall not be required to pay to or for the account of any Indemnified Person that is not a party to this Agreement unless and until such Indemnified Person shall have agreed to be bound by the provisions of this Article VIII. Each Indemnified Person shall promptly forward to the Lessee any notice, bill or advice received by it concerning any Tax subject to indemnification under this
Article VIII (but the failure to so notify the Lessee shall not affect the Lessee's obligations hereunder except to the extent such failure precludes the Lessee's ability to contest such claim or Tax or increases any applicable fine or penalty). Within 30 days after the date of each payment by the Lessee of any Tax or if later, ten days after receiving a receipt for such payment, the Lessee shall furnish the appropriate Indemnified Person with the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Indemnified Person. The Lessee shall also furnish promptly upon request such data as any Indemnified Person may require to enable such Indemnified Person to comply with the requirements of any taxing jurisdiction. Any amount payable to the Lessee by an Indemnified Person pursuant to this Article VIII shall be payable in immediately available funds 30 days after the date on which the Tax return which reflects such Tax savings is required to be filed (whether in the normal course or pursuant to any properly requested and allowed extensions of a filing date). The obligations of an Indemnified Person hereunder shall survive termination of this Agreement.

                                  ARTICLE IX

                                   Expenses
                                   --------

        SECTION 9.01.  Transaction Expenses.  Subject to the provisions of
                       --------------------
Section 9.03, the Owner Trustee hereby agrees that, with funds to be provided by the Owner Participant, the Owner Trustee shall pay when due, or reimburse any Person who has previously paid, the fees and out-of-pocket expenses, disbursements and costs (each of which shall be evidenced by appropriate bills or invoices) incurred by the parties hereto in connection with the preparation, execution and delivery of the Basic Agreements and the consummation of the transactions provided for therein ("Transaction Expenses"), including, without
                                    --------------------
limitation:

        (a) the fees and disbursements of the counsel referred to in paragraphs
     (m) and (n) of Section 4.01 and paragraph (f) of Section 4.02 of this Agreement, for their services rendered in connection with the preparation, execution and delivery of this Agreement and the other Basic Agreements;

        (b) the initial (but not the ongoing) fees and expenses of the Owner Trustee;

        (c) all out-of-pocket expenses (other than investment banking or brokerage fees, except as provided in clause (f) below) incurred in connection with the preparation, execution and delivery of the Basic Agreements and satisfaction of the conditions set forth in paragraph (g) of
     Section 4.01;

        (d) the fees and expenses of the Appraiser;

        (e) the fees and expenses of Sandwell, Jaako Poyry, and Geomatrix; and

        (f) the fees and expenses of UBS Lease Finance LLC in connection with the transactions contemplated by this Agreement.

Subject to the provisions of Section 9.03, the Owner Participant shall provide funds to the Owner Trustee for the timely payment of Transaction Expenses.

        SECTION 9.02. Post-Closing Expenses.  The Lessee shall pay, as
                      ---------------------
Supplemental Rent, (a) the reasonable ongoing fees, costs and expenses (including, but not limited to, reasonable legal fees and expenses, but not including costs in respect of overhead and internal administration) of or incurred by the Owner Trustee in connection with the administration of the Trust Estate during the Lease Term, (b) on an After-Tax Basis to the Owner

Participant, all reasonable costs and expenses (including, but not limited to, reasonable legal fees and expenses, but not including costs in respect of overhead and internal administration), incurred by the Owner Participant and the Owner Trustee in connection with the entering into or giving or withholding of any amendment, modification, supplement, waiver, termination, approval, consent or other action with respect to any Basic Agreement (except those requested by the Owner Participant or the Owner Trustee and not expressly contemplated by the Basic Agreements, other than those requested in connection with a transfer by the Owner Participant of any of its right, title or interest in and to the Trust Estate in accordance with Section 10.01 hereof (except during the continuance of an Event of Default) or the exercise by the Owner Trustee of the Leverage Option in accordance with Section 10.02 hereof), and (c) the costs and expenses of any transfer of the Letter of Credit.

        SECTION 9.03. Lessee's Obligation. Notwithstanding Section 9.01, in the
                      -------------------
event the transactions contemplated by Section 3.01 of this Agreement shall not be consummated, the Lessee shall pay or cause to be paid, and shall indemnify and hold harmless the Owner Participant and the Owner Trustee in respect of, all reasonable Transaction Expenses incurred in connection with such transactions unless, in the case of the Owner Participant, such failure results solely from the Owner Participant's default in making its equity investment hereunder after all conditions set forth in Section 4.01 (other than those within the Owner Participant's control) are satisfied or the Owner Participant's failure to obtain like-kind exchange treatment in respect of the acquisition of the Equipment, in which event the Owner Participant shall be responsible for its own out-of-pocket expenses, including the fees and expenses of its counsel, but not any other Transaction Expenses (including the expenses of the Owner Trustee and the Lessee), which shall be paid by the Lessee; provided, however, that, if such
                                                --------  -------
failure results solely from the Lessee's election not to proceed with the transactions contemplated by Section 3.01 hereof due to the fact that the Lessee's implicit rate increases as a result of the Appraiser's evaluation of the Early Buyout Price, the Lessee shall pay or cause to be paid, and shall indemnify and hold harmless the Owner Participant and the Owner Trustee in respect of, all reasonable Transaction Expenses incurred in connection with such transactions up to a maximum of $150,000, and to the extent that such Transaction Expenses exceed $150,000, such excess shall be borne equally by the Lessee and the Owner Trustee.

                                   ARTICLE X

          Transfers of Owner Participant's Interests; Leverage Option
          -----------------------------------------------------------

        SECTION 10.01. Transfers of Owner Participant's Interests.  Except with
                       ------------------------------------------
the consent of the Lessee, the Owner Participant shall not directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to the Trust Estate, this Agreement, the Trust Agreement, the Tax Indemnity Agreement or any other Basic Agreement; provided, however, that,
                                                      --------  -------
after the Closing Date, subject only to fulfillment of the conditions set forth below and without the consent of the Lessee, the Owner Participant (and any Person to whom a transfer is duly made pursuant to this Article X) may transfer all or part of its right, title and interest in and to the Trust Estate, this Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other Basic Agreement to any Person (a "Transferee"); provided, further, that the
                            ----------    --------  -------
restrictions of this Section shall not be applicable following the Lease Term or so long as an Event of Default has occurred and is continuing. Each such transfer shall be subject to the fulfillment of the following conditions:

        (a) the Transferee to whom such transfer is to be made is a bank, insurance company, financial institution, leasing company, credit or finance company or institutional investor, or any majority-owned Affiliate of any of the foregoing, who has a net worth, or a combined capital and surplus, at the time of the transfer of at least $150,000,000 (or the obligations of which under the Basic Agreements are guaranteed by a Person who has a net worth, or a combined capital and surplus, at the time of transfer of at least $150,000,000);

        (b) the Owner Trustee and the Lessee shall have received at least 15 days' prior notice of the proposed transfer, which notice shall specify the name and address of the proposed transferee and the facts necessary to determine whether such proposed transferee qualifies as a Transferee under paragraph (a) above;

        (c) the Transferee shall have all requisite power and authority to enter into and perform the obligations of an Owner Participant under this Agreement and the other Basic Agreements;

        (d) the Transferee shall have duly authorized, executed and delivered to the Owner Trustee and the Lessee an agreement in a form reasonably satisfactory to the Lessee whereby the transferee confirms that (i) it has all requisite power and authority to enter into and perform the obligations of an Owner Participant under this Agreement and the other Basic Agreements and (ii) it shall be bound by and obligated to perform and observe each covenant and agreement required to be performed or observed by the "Owner Participant" in this Agreement and the other Basic Agreements arising after the transfer, except to the extent such covenant or agreement is applicable to another Owner Participant and such other Owner Participant is obligated to perform and observe the same;

        (e) such transfer shall not violate any provision of any Applicable Laws (provided that Applicable Laws for this purpose shall not include ERISA);

        (f) no part of the funds to be used by the Transferee to acquire its interest hereunder constitutes "plan assets" (within the meaning of ERISA and the regulations thereunder) of any Employee Benefit Plan or any Plan;

        (g) the Transferee shall not be substantially engaged in the paper manufacturing business;

        (h) the transferring Owner Participant or the Transferee shall have delivered to the Owner Trustee and the Lessee a favorable opinion of counsel (which may be in-house counsel of the transferring Owner Participant or the Transferee) reasonably acceptable to the Lessee as to the due authorization, execution, delivery and enforceability of any guarantee referred to in paragraph (a) above and the agreement referred to in paragraph (d) above, which opinion shall be reasonably acceptable to the Lessee in form and substance; and

        (i) such transfer shall not result in there being more than four Owner Participants at any time.

        From and after any transfer effected in accordance with this Article X,
(i) the Transferee shall be deemed an "Owner Participant" for all purposes of the Basic Agreements and shall be deemed to have made all payments in respect of the portion of the right, title and interest so transferred, and shall have a ratable interest therein, and, except as provided in the last sentence of this paragraph, each reference to the Owner Participant contained in the Basic Agreements shall be deemed to include a reference to the Transferee for all purposes and (ii) whenever any action shall be required or permitted by the Owner Participant it shall be sufficient if such action shall be taken by Owner Participants having interests aggregating more than 50% of the aggregate right, title and interest in and to the Trust Estate. Notwithstanding any transfer effected in accordance with this Article X, the transferring Owner Participant shall nevertheless be entitled to all benefits accrued and all rights vested prior to such transfer, including, without limitation, any right to indemnification under this Agreement or the Tax Indemnity Agreement, and shall be released from its obligations under the Basic Agreements to the extent assumed by the Transferee.

        The Lessee agrees that it shall, to the extent so requested by the Owner Participant, use reasonable efforts to cooperate with the Owner Participant in effecting any transfer permitted pursuant to this Section 10.01 and, if requested by the transferor or transferee, the Lessee will give its written consent to any such transfer complying with the provisions of this Section 10.01 promptly after a request therefor.


        SECTION 10.02. Leverage Option.  (a)  Subject to the limitations set
                       ---------------
forth in this Section 10.02, the Owner Trustee may elect at any time to issue secured debt instruments ("Bonds") in order to effectuate a leveraged lease of
                           -----
the Equipment (the "Leverage Option") by providing written notice to the Lessee
                    ---------------
to that effect, provided, however, that without the consent of the Lessee, which
                --------  -------
consent shall not be unreasonably withheld, (i) the Bonds shall not be issued in a public offering and (ii) the purchasers of the Bonds shall be limited to banks, insurance companies, financial institutions, leasing companies, credit or finance companies or institutional investors, or any majority-owned Affiliates of any of the foregoing. The original principal amount of the Bonds shall not exceed 80% of Lessor's Cost.

        (b) Principal of and premium, if any, and interest on the Bonds shall be payable solely from the Trust Estate, without recourse to the Owner Trustee or the Lessee. If the Owner Trustee elects to issue Bonds, the Owner Trustee shall enter into an indenture or security agreement with the purchaser or purchasers of the Bonds or a trustee on their behalf and, pursuant thereto, grant a mortgage and security interest in all or any portion of its right, title and interest in and to the Equipment and the Basic Agreements, and assign part or all of the payments of Basic Rent to secure payment of the Bonds. Each purchaser of the Bonds shall represent and warrant that no part of its purchase will be made out of the assets of any account maintained by it in which any employee benefit plan (as such term is defined in ERISA) has an interest or that such purchase is otherwise not violative of ERISA. Neither the Lessee nor any Affiliate of the Lessee may at any time acquire Bonds.

        (c) The Owner Trustee or the Owner Participant shall pay all their expenses and all reasonable costs and expenses of the Lessee (including, without limitation, the reasonable fees and expenses of the Lessee's counsel) in connection with the exercise of the Leverage Option, including the offering, issuance and sale of the Bonds, the reasonable fees, costs and expenses of any trustee on behalf of the holders of the Bonds and the reasonable incremental fees, costs and expenses of the Owner Trustee resulting from the exercise of the Leverage Option.

        (d) If the Owner Trustee elects the Leverage Option, the parties hereto shall cooperate in good faith to cause Bonds to be issued and sold on a date specified by the Owner Trustee. Each party agrees to execute and deliver security assignments, consents, opinions and other customary closing documents and to amend the Basic Agreements as reasonably necessary in connection with the issue and sale of such Bonds, except that the Lessee shall not be obligated to execute and deliver any document or agree to any amendment that could reasonably be expected to increase the obligations of the Lessee under the Basic Agreements or to interfere with the Lessee's rights under the Lease. Without limiting the generality of the foregoing, it is understood and agreed that any Lien on the Equipment granted by the Owner Trustee to secure the Bonds shall be subject to the Lessee's rights under the Lease and shall expressly provide for release of such Lien on the Equipment if purchased by the Lessee in accordance with the Lease.


                                  ARTICLE XI

                                 Miscellaneous
                                 -------------

        SECTION 11.01. Notices.  All notices, demands, declarations, consents,
                       -------
directions, approvals, instructions, requests and other communications required or permitted by the terms hereof shall be in writing and shall be given in person or by means of telecopy or other wire transmission, or mailed by registered or certified mail, or sent by courier, in each case addressed as provided in Schedule 1 hereto or at such other address or facsimile number as any party hereto may from time to time designate by notice given in accordance with this Section 11.01 to the other parties hereto. Any such communication shall become effective and shall be deemed to have been received (i) when delivered personally or by courier (or when delivery is tendered, if such delivery is refused), (ii) in the case of mail delivery, upon delivery (or when delivery is tendered, if such delivery is refused), or (iii) in the case of telecopy or other wire transmission, at the time of dispatch with a transmission confirmation appearing at the end of the communication.

        SECTION 11.02. GOVERNING LAW.  THIS AGREEMENT SHALL IN ALL RESPECTS BE
                       -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

        SECTION 11.03. Amendment.  The terms and provisions of this Agreement
                       ---------
may be changed, waived, discharged or terminated, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

        SECTION 11.04. Successors and Assigns.  Subject to the other provisions
                       ----------------------
hereof relating to assignments, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Notwithstanding anything to the contrary contained in any of the Basic Agreements, upon notice to the Lessee, each of the Owner Trustee's and the Owner Participant's rights (but not any of its obligations other than the obligation to pay the Purchase Price for the Equipment) under this Agreement to acquire the Equipment shall be freely assignable in connection with a like-kind exchange under Section 1031 of the Code.

        SECTION 11.05. Headings.  Section headings and the Table of Contents are
                       --------
for convenience only and shall not be construed as part of this Agreement.

        SECTION 11.06. Counterparts.  This Agreement may be executed by the
                       ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 11.07. Severability.  If any term or provision hereof or the
                       ------------
application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or such provision shall not, to the extent permitted by Applicable Laws, invalidate or render unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the extent permitted by Applicable Laws, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

        SECTION 11.08. Survival of Agreements.  The representations, warranties
                       ----------------------
and agreements of the parties provided for in the Basic Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the participation by the Owner Participant pursuant to this Agreement and any disposition of any interest of the Owner Participant in the Trust Estate or the Equipment, and shall be and continue in effect notwithstanding the fact that the Owner Trustee or the Owner Participant may waive compliance with any of the other terms, provisions or conditions of any of the Basic Agreements.

        SECTION 11.09. Liabilities of Owner Trustee.  The Lessee and the Owner
                       ----------------------------
Participant each agrees that the Owner Trustee in its individual capacity shall not have any personal liability whatsoever to the Lessee, the Owner Participant or any of their respective successors and assigns for any claim based on or in respect of this Agreement or any of the other Basic Agreements or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Owner
                                             --------  -------
Trustee shall be liable in its individual capacity (a) for its own wilful misconduct or gross negligence, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in Section 5.03, or from its failure to perform the covenants and agreements set forth in
Section 6.03 hereof, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for acting as Owner Trustee in connection with any of the transactions contemplated by the Basic Agreements, or
(d) to the Owner Participant as expressly provided in the Trust Agreement. Notwithstanding the foregoing provisions of this Section 11.09 nothing herein shall be deemed to prevent any party hereto (other than the Owner Participant) from having recourse to and seeking enforcement against the Trust Estate for performance and observance of covenants, agreements and conditions required to be performed or observed by the Owner Trustee (in its capacity as the Owner Trustee) in this Agreement and the other Basic Agreements.

        SECTION 11.10.  No Guarantees.  The indemnities set forth in Articles
                        -------------
VII and VIII shall not constitute a guarantee to the Owner Participant or the Owner Trustee of the residual value of the Equipment.

        SECTION 11.11.  Successor Owner Trustee.  (a)  If a successor Owner
                        -----------------------
Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without further act, succeed to all the rights, powers, duties and obligations of its predecessor as Owner Trustee hereunder and under the other Basic Agreements, all without in any way altering the term of this Agreement or any of the other Basic Agreements or the obligations of the parties to this Agreement or to any of the other Basic Agreements.

        (b) If requested by the Lessee, any successor Owner Trustee shall deliver to the Lessee an Officer's Certificate confirming that such successor Owner Trustee is bound by all of the terms of, and has undertaken all of the obligations of the Owner Trustee contained in, each of the Basic Agreements to which the Owner Trustee is a party.

        SECTION 11.12.  Jurisdictional and Related Matters.  (a)  Jurisdiction.
                        ----------------------------------        ------------
The Lessee (i) hereby irrevocably submits for itself and its property to the nonexclusive jurisdiction of the courts of the State of New York in New York County, and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York, and any appellate court from any thereof, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Basic Agreement to which it is a party, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties hereto or thereto, or their successors or assigns, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, to the extent permitted by Applicable Laws, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Basic Agreement or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

        (b) Service of Process.  The Lessee hereby generally consents to service
            ------------------
of process by registered mail, return receipt requested, addressed to it at the address specified on Schedule 1 hereto, or such other office as from time to time may be designated by it in writing to the Owner Trustee, or the Owner Participant, as applicable.

        (c) Judgments.  Final judgment against any party obtained in any suit
            ---------
commenced in the courts of the State of New York in New York County or in the United States District Court for the Southern District of New York shall be conclusive, and, to the extent permitted by Applicable Laws, may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Lessee therein described; provided that the plaintiff may
                                              ---------
at its option bring suit, or constitute other judicial proceedings against, such party or any of its assets in the courts of any country or place where such party or such assets may be found.

        IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered as of the day and year above written.

                         S.D. WARREN COMPANY,
                          Lessee


                         By
                           ------------------------------------------
                           Name:
                           Title:

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                            Owner Participant


                         By
                           ------------------------------------------
                          Name:
                          Title:


                         STATE STREET BANK AND TRUST COMPANY OF
                             CONNECTICUT, NATIONAL ASSOCIATION, in its individual capacity only to the extent set forth herein and otherwise solely in its capacity as Owner Trustee


                         By
                           ------------------------------------------
                           Name:
                           Title:


                         [Participation Agreement]

                                                                      SCHEDULE 1
                                                      TO PARTICIPATION AGREEMENT


                            Participation Agreement
                            -----------------------

                       Addresses for Notices and Payments
                       ----------------------------------

NOTICES

Lessee
------

S.D. Warren Company
225 Franklin Street
Boston, MA 02110
Attention:  General Counsel
Telephone:   (617) 423-5447
Telecopy:    (617) 423-5493


Owner Participant
-----------------

General Electric Capital Corporation
c/o Structured Finance Group
120 Long Ridge Road
3rd Floor
Stamford, CT 06927
Attention: Account Executive
Reference: 929-2; 1997 S.D. Warren Lease
Telecopy:      (203) 961-2017


Owner Trustee
-------------

State Street Bank and Trust Company of Connecticut,
National Association
225 Asylum Street
Goodwin Square
Hartford, CT  06103
Attention:  Corporate Trust Department
Telecopy: (860) 244-1889


                                    SCH1-1

PAYMENTS

Owner Participant
-----------------

General Electric Capital Corporation
Bankers Trust
New York, New York
ABA No. 0210-0103-3
Credit: GECC/T&I Depository Account
Account No. 50-205-776
Reference: 929-2; 1997 S.D.Warren Lease

     with sufficient information to identify the source and application of such funds.

Owner Trustee
-------------

State Street Bank and Trust Company
of Connecticut, National Association
State Street Bank and Trust Company
Boston, MA
ABA No. 011-00-0028
Credit: Corporate Trust Department
------
Account No. 9900-3147
Reference: S.D. Warren

     with sufficient information to identify the source and application of such funds.

                                    SCH1-2

                                                                     SCHEDULE 1A
                                                      TO PARTICIPATION AGREEMENT


                Wire Instructions for Payment of Purchase Price
                -----------------------------------------------

        On the Closing Date, the Purchase Price shall be transferred as follows pursuant to Section 3.01 of the Participation Agreement:

        Account Name: Chase Manhattan Bank - S.D. Warren
        Chase Manhattan Bank
        ABA # 021-000-021
        Account # 323-50-1664
        Reference:  S.D. Warren
        Amount:  $100,266,667.00
        Contact Person: Linda Hill

        Account Name: S.D. Warren Company
        Chase Manhattan Bank
        ABA # 021-000-021
        Account # 323-08-1525
        Reference:  S.D. Warren
        Amount:  $50,133,333.00
        Contact Person: Johnny Kahn

                                    SCH1A-1

                                                                      SCHEDULE 2
                                                      TO PARTICIPATION AGREEMENT

                              Pricing Assumptions
                              -------------------

Closing Date:                    July 29, 1997

Purchase Price/Lessor's Cost:    $150,400,000

Investment Amount:               100% of Lessor's Cost

Full Lease Term:                 15 years

Rental Payment Dates:            Semi-annual in arrears
                                 payable on January 29 and
                                 July 29

Depreciable Life (method):       100% of Lessor's Cost 7
                                 yr. MACRS

Transaction Expenses:            $1,537,250 amortized over
                                 the Lease Term for
                                 Federal tax purposes

First Early Buyout
 Date and First
 Early Buyout Price:             January 29, 2003
                                 81.47% of Lessor's Cost

Second Early Buyout
 Date and Second
 Early Buyout Price:             January 29, 2008
                                 50.10% of Lessor's Cost

Lease Rental Factor:             5.05354842% (for the Basic Rent
                                 Payment Dates through January 29, 2008)

                                 5.80780938% (for the Basic Rent Payment
                                 Dates from July 29, 2008 to July 29,
                                 2012)

Discount Rate for Present
 Value Calculation:              10%

Composite Tax Rate:              40%

Tax Assumption:                  Lease treated as a True Lease and Lessor
                                 treated as owner for Federal income tax
                                 purposes

                                    SCH2-1

                                                                      SCHEDULE 3
                                                      TO PARTICIPATION AGREEMENT



                           Recordations and Filings
                           ------------------------


A. State of Maine

     (i) Secretary of State of the State of Maine: a precautionary financing statement on Form UCC-1 in respect of the Equipment naming S.D. Warren Company as debtor, and State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee and as secured party.

    (ii) Registry of Deeds of Somerset County: a fixture filing financing statement on Form UCC-1 in respect of the Equipment naming S.D. Warren Company as debtor, and State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee and as secured party.

   (iii)       Registry of Deeds of Somerset County:  Conveyance Instrument

    (iv)       Registry of Deeds of Somerset County:  Ground Lease

     (v)       Registry of Deeds of Somerset County:  Memorandum of Lease

    (vi)       Land Records of Somerset County:  Release and Non-Disturbance
               Agreement

B. Commonwealth of Massachusetts

     (i) Secretary of State of the Commonwealth of Massachusetts: a precautionary financing statement on Form UCC-1 in respect of the
               Equipment naming S.D. Warren Company   as debtor, and State
               Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee and secured party.

    (ii) City Clerk of the City of Boston: a precautionary financing statement on Form UCC-1 in respect of the Equipment naming S.D. Warren Company as debtor, and State Street Bank and Trust Company of Connecticut, National Association, as Owner Trustee and secured party.

                                    SCH3-1

                                                                     SCHEDULE 3A
                                                      TO PARTICIPATION AGREEMENT


                       Existing Recordations and Filings
                       ---------------------------------

A. UCC Filings

   Place of                  Date of                Number of
   UCC-1 Filing              UCC-1 Filing           UCC-1 Filing
   ------------              ------------           ------------
   Massachusetts             12/28/94               282951
   Secretary of State

   Boston                    12/28/94               379373
   City Clerk

   Maine Secretary           12/28/94               1107581
   of State

                             10/17/95               1145542

                             10/17/95               1145563

   Somerset County,          12/29/94               Book 2069, Page 24
   Maine
                             10/23/95               Book 2148, Page 203

                             10/23/95               Book 2148, Page 208

B. Mortgage Filings

   Mortgage, Security Agreement and Financing Statement dated as of December 20, 1994 from the Lessee to Chase, recorded in the Somerset County, Maine Registry of Deeds on December 23, 1994 at Book 2067, Page 259

                                    SCH3A-1

                                                                      SCHEDULE 4
                                                      TO PARTICIPATION AGREEMENT



                       Environmental Disclosure Matters
                       --------------------------------

              The representation and warranties included in Section 5.01(s) of the Participation Agreement with regard to compliance with EH&S Requirements of Law exclude:

          1. Instances of non-compliance with EH&S Requirements of Law, existing, pending or threatened notices of violations, and existing or pending consent decrees and/or administrative settlements related to alleged violations of EH&S Requirements of Law that are not related to the Equipment, Equipment Site or Facility.

          2. All liabilities related to past violations of EH&S Requirements of Law or which resulted from the disposal of Hazardous Materials, at the Facility or other locations, which were assumed by Kimberly Clark pursuant to the transaction between SAPPI, Inc./S.D. Warren and Kimberly Clark which closed on or about December 20, 1994.

          3. Hazardous Materials spills that have been reported to DEP including, but not limited to, those spills identified on Attachment A to this Schedule 4. Attachment A to this Schedule 4 was supplied by a consultant/contractor, hired by the Owner Trustee and the Owner Participant, to the Owner Trustee.

          4. Incidental spills that have not been reported to environmental regulators which could be interpreted to constitute a violation of EH&S Requirements of Law, but which are not likely to result in a material liability.

          5. Four water permit discharge exceedances which S.D. Warren has reported, since 1980, on monthly Discharge Monitoring Reports filed with the Maine Department of Environmental Protection. The exceedances related to the following parameters: (1) biological oxygen demand on or about March 1980; (2) total suspended solids on or about September 1983; (3) pH on or about November 30, 1989; and (4) pH on or about October 23, 1996.

          6. Bypasses, upsets or overflows from the wastewater treatment plant which could be interpreted to constitute a violation of EH&S Requirements of Law, but which are not likely to result in a material liability.


                                    SCH4-1

          7. Technical violations of EH&S Requirements of Law that could not reasonably be expected to result in material liability.

          8. All exceptions contained in Exhibit D in a letter from Pierce Atwood to General Electric Capital Corporation Re: SD Warren Company Single Investor Lease Transaction, dated July 29, 1997.

          9. Any liabilities resulting from certain employee complaints, resulting inspections and investigations by the Occupational Health and Safety Administration ("OSHA"), and the resulting issuance of OSHA citations to S.D. Warren. Several of these citations, including but not limited to two alleged willful violations, two serious citations, and two other than serious citations, have been or will be contested by S.D. Warren. In addition, investigations of a number of nonformal employee complaints are ongoing.

          10. Minor violations of EH&S Requirements of Law, and other violations of EH&S Requirements of Law that are not reasonably likely to have an adverse effect on the Equipment, that relate to any of the power generating systems.


                                    SCH4-2

                                                                       EXHIBIT A
                                                      TO PARTICIPATION AGREEMENT


                           Form of Letter of Credit
                           ------------------------



                                      A-1